UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material Pursuant to § 240.14a-12
NUCOR CORPORATION
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1915 Rexford Road       Charlotte, North Carolina 28211       Phone 704.366.7000       Fax 704.362.4208

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

The 2023 annual meeting of stockholders (the “Annual Meeting”) of Nucor Corporation (“Nucor,” “we,” “us” or “our”) will be held at 9:00 a.m., Eastern Time, on Thursday, May 11, 2023 via live audio webcast at www.virtualshareholdermeeting.com/NUE2023, for the following purposes:

•	To elect the eight directors nominated by the Board of Directors;

•	To ratify the appointment of PricewaterhouseCoopers LLP to serve as Nucor’s independent registered public accounting firm for 2023;

•	To approve, on an advisory basis, Nucor’s named executive officer compensation in 2022;

•	To vote, on an advisory basis, on the frequency of future advisory votes on Nucor’s named executive officer compensation; and

•	To conduct such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders as of the close of business on March 13, 2023 are entitled to receive notice of, and to vote at, the Annual Meeting by visiting www.virtualshareholdermeeting.com/NUE2023. To participate in the Annual Meeting via live audio webcast, you will need the 16-digit control number, which can be found on the proxy card, voting instruction form or notice provided or the instructions that you receive by e-mail. If you hold your shares in the name of a broker, bank, trustee or other nominee, you may contact your broker, bank, trustee or other nominee for assistance with your 16-digit control number.

Nucor has designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would have at an in-person meeting, using online tools to ensure stockholder access and participation. Specifically, stockholders participating in the Annual Meeting will be able to vote their shares electronically and to submit questions during the meeting using the directions on the virtual meeting site, www.virtualshareholdermeeting.com/NUE2023, that day. Individuals interested in attending the Annual Meeting and who do not have a control number may register as a guest on the virtual meeting site but will not be able to vote or to submit questions during the meeting. The Annual Meeting will begin promptly at 9:00 a.m., Eastern Time. Please allow ample time for the online check-in process.

Whether or not you plan to participate in the Annual Meeting, we strongly encourage you to vote as soon as possible to ensure that your shares are represented at the meeting. The accompanying Proxy Statement explains more about voting. Please read it carefully.

This year we will once again be using the Securities and Exchange Commission rule that allows us to provide proxy materials to our stockholders via the Internet. By doing so, most of our stockholders will only receive a notice of the Annual Meeting containing instructions on how to access the proxy materials via the Internet and to vote online, by telephone or by mail. If you would like to receive a paper or e-mail copy of the proxy materials, you should follow the instructions in the notice for requesting a copy.

By order of the Board of Directors,

A. Rae Eagle

Vice President and

Corporate Secretary

March 24, 2023

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders To Be Held on May 11, 2023

The Notice of 2023 Annual Meeting of Stockholders and Proxy Statement and

the 2022 Annual Report to Stockholders are available at www.proxyvote.com.

YOUR VOTE IS VERY IMPORTANT. TO ENSURE THAT YOU WILL BE REPRESENTED AT THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY AS SOON AS POSSIBLE VIA THE INTERNET, BY TELEPHONE OR BY MAIL.

A MESSAGE FROM THE CHAIR, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Dear fellow stockholders,

It gives me great pleasure to say, once again, that Nucor has delivered a record year. In 2022, we set new records for revenues, operating cash flows, net earnings and, most importantly, safety.

As we take stock of our tremendous results over the past two years, it is important to recognize their foundations; and there is no doubt in my mind that Nucor’s culture remains the key to our success.

At Nucor, our culture is our greatest competitive advantage. For just this reason, we identified Living Our Culture as one of our key strategic imperatives in early 2020. It is part of our mission – core to who we are and how we operate.

We firmly believe that by Living Our Culture each day, we set ourselves even further apart from our competition.

The values of our culture are clearly captured in what we call the Nucor Way. On the following page, you can see what we consider the 10 essential elements of the Nucor Way. These are the simply stated values that we, as a team, identified many years ago. They are values that hold true today more than ever.

As we think about how best to position Nucor for continued success, a few of these values stand out to us as areas in which we work toward continued growth every day:

•

Safety. The greatest measure of our culture is how we care for each other through the value of safety. Safety is an uncontested value that is part of our everyday life, both at work and at home, so it sits at the top of the Nucor Way, and I am extremely proud of our teammates for setting another safety record for the fourth consecutive year;

•

Innovation. We are a market leader in most of our product lines. To maintain and build on this enviable position, we know we must continue to innovate and challenge our assumptions to set the stage for the next generation of growth; and

•

Inclusion. At Nucor, our sense of family and teamwork is paramount to our culture. This means that we must all take the time to understand and value one another, and to prioritize listening to stories different than our own. The inclusion, equity and diversity initiatives we have undertaken are but a single step in the path to building our most inclusive Nucor. To learn more about how we think about inclusion, equity and diversity, please visit www.nucor.com/esg.

I am very proud of what we have done over the past few years to live up to our mission. We are confident that, as we continue to live out these values every day, Nucor will thrive and create further value for its stakeholders well into the future.

On behalf of the Board of Directors and all my Nucor teammates, thank you for your investment. We appreciate the trust you place in us. We ask for your continued support at this year’s annual meeting of stockholders, so we can continue to deliver the results you expect and deserve as a Nucor stockholder.

Sincerely,

Leon J. Topalian

Chair, President and Chief Executive Officer

i

Cultural values THE NUCOR WAY SAFETY We integrate Safety into everything we do, looking out for each others physical and emotional well-being. INTERGRITY We back up our words with actions and honor our commitments. TRUST We have confidence in each other as we relentlessly pursue winning. INNOVATION We embrace creativity and embody curiosity, always searching for better solutions for Nucor and our customers. OPEN COMMUNICATION We communicate transparently and are willing to have challenging conversations to build collective understanding. TEAMWORK We work for a common cause, partnering across roles and divisions to win together. INCLUSION We live with compassion and treat one another as family, respecting and valuing backgrounds and experiences beyond our own. COURAGE We stand up for what we believe in and do whats right, even when its difficult. CAN-DO ATTITUDE We rise to the challenge by turning obstacles into opportunities. OWNERSHIP We take on responsibility that each of us has for Nucors continued success. 2022 PROGRESS INDICATORS WORKFORCE SATISFACTION 89% OF TEAMMATES FEEL A SENSE OF SATISFACTION AND COMMITMENT TO NUCOR RECORD PROFIT SHARING NEARLY $1 BILLION FORTUNE BEST WORKPLACES IN MANUFACTURING AND PRODUCTION TM FORTUNE RANKED #1 IN OUR INDUSTRY THE WORLDS MOST ADMIRED COMPANIES SAFEST YEAR IN NUCOR HISTORY 1.94 0.95 2013 2022 OSHA Recordable Injuries per 200,000 hours/year NUCOR Learn more at www.nucor.com

ii

iii

PROXY SUMMARY

The summary below highlights information contained elsewhere in this Proxy Statement. As the summary does not contain all of the information that you should consider, please refer to the complete Proxy Statement before voting.

2023 Annual Meeting of Stockholders

Time & Date:	9:00 a.m., Eastern Time, on Thursday, May 11, 2023
Place:	The 2023 annual meeting of stockholders will be a virtual meeting, conducted exclusively via live audio webcast at www.virtualshareholdermeeting.com/NUE2023.
Record Date:	March 13, 2023
Who Can Vote:	Stockholders as of the close of business on the record date are entitled to receive notice of, and to vote at, the 2023 annual meeting of stockholders.

Voting Matters

Proposals		Board Vote Recommendation	Page No. for Additional Information
1.	Election of eight directors nominated by the Board of Directors	FOR each nominee	7
2.	Ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2023	FOR	27
3.	Advisory vote to approve Nucor’s named executive officer compensation in 2022	FOR	59
4.	Advisory vote on the frequency of future advisory votes on Nucor’s named executive officer compensation	EVERY 1 YEAR	60

Director Nominees (page 7)

Name	Age	Director Since	Professional Background	Independent

Norma B. Clayton	64	2021	Retired Vice President, The Boeing Company	Yes

Patrick J. Dempsey	58	2016	Retired President and CEO, Barnes Group Inc.	Yes

Christopher J. Kearney	67	2008	Retired Executive Chairman, Otis Worldwide Corporation	Yes

Laurette T. Koellner	68	2015	Retired President, Boeing International	Yes

Michael W. Lamach	59	2022	Retired Chairman and CEO, Trane Technologies plc	Yes

Joseph D. Rupp	72	2020	Retired Chairman, President and CEO, Olin Corporation	Yes

Leon J. Topalian	55	2020	Chair, President and CEO, Nucor Corporation	No

Nadja Y. West	62	2019	Retired Lieutenant General, U.S. Army	Yes

    2023 Proxy Statement    1

Corporate Governance Highlights (page 15)

Our commitment to good corporate governance stems from our belief that a strong governance framework creates long-term value for our stockholders. Our governance framework includes the following highlights:

Board and Governance Information
Size of current Board	9	Average tenure of current directors	6 Years
Current number of independent directors	8	All directors stand for annual election	Yes
Average age of current directors	64	Supermajority threshold for mergers	Yes
Number of Board meetings in 2022	6	Proxy access	Yes
Percentage of women and minority Board members	33%	Stockholder action by written consent	Yes
Majority vote resignation policy in uncontested director elections	Yes	Poison pill	No
Separate Chair and CEO	No	Stock ownership guidelines for non-employee directors and executive officers	Yes
Independent lead director	Yes	Anti-hedging, short selling and pledging policies	Yes
Robust annual self-evaluations of Board and Board committees	Yes	Executive officer incentive compensation recoupment policy	Yes

2         2023 Proxy Statement

GENERAL INFORMATION

The Board of Directors (the “Board of Directors” or the “Board”) of Nucor Corporation (“Nucor,” the “Company,” “we,” “us” or “our”) is soliciting your proxy for use at the 2023 annual meeting of stockholders (the “Annual Meeting”) to be held at 9:00 a.m., Eastern Time, on Thursday, May 11, 2023. The Annual Meeting will be a virtual meeting, conducted exclusively via live audio webcast at www.virtualshareholdermeeting.com/NUE2023.

To participate in the Annual Meeting via live audio webcast, you will need the 16-digit control number, which can be found on the proxy card, voting instruction form or notice provided or the instructions that you receive by e-mail. If you hold your shares in the name of a broker, bank, trustee or other nominee, you may contact your broker, bank, trustee or other nominee for assistance with your 16-digit control number. If you encounter any difficulties accessing the live audio webcast of the Annual Meeting during the online check-in process or during the meeting itself, including any difficulties with your 16-digit control number, please call the technical support number available on the virtual meeting site, www.virtualshareholdermeeting.com/NUE2023.

Nucor has designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would have at an in-person meeting, using online tools to ensure stockholder access and participation. Specifically, stockholders participating in the Annual Meeting will be able to vote their shares electronically and to submit questions during the meeting using the directions on the virtual meeting site, www.virtualshareholdermeeting.com/NUE2023, that day. Individuals interested in attending the Annual Meeting and who do not have a control number may register as a guest on the virtual meeting site but will not be able to vote or to submit questions during the meeting. The Annual Meeting will begin promptly at 9:00 a.m., Eastern Time. Please allow ample time for the online check-in process.

Delivery of Proxy Materials

The Securities and Exchange Commission rules and regulations (the “SEC rules”) allow companies to choose the method for delivery of proxy materials to stockholders. For most stockholders, we have elected to mail a notice regarding the availability of proxy materials on the Internet, rather than sending a full set of these materials in the mail. The notice, or a full set of the proxy materials (including the Proxy Statement and form of proxy), as applicable, was sent to stockholders beginning March 24, 2023, and the proxy materials were posted on the investor relations portion of the Company’s website, www.nucor.com/investors, and on the website referenced in the notice on the same day. Utilizing this method of proxy delivery expedites receipt of proxy materials by the Company’s stockholders and lowers the cost of the Annual Meeting. If you would like to receive a paper or e-mail copy of the proxy materials, you should follow the instructions in the notice for requesting a copy. The information on our website or linked to or from our website is not incorporated by reference into, and does not constitute a part of, this Proxy Statement.

Shares Entitled to Vote; Quorum

The record date for the Annual Meeting is March 13, 2023. Only holders of record of Nucor common stock as of the close of business on that date will be entitled to vote at the Annual Meeting. As of the close of business on the record date, 251,938,512 shares of Nucor common stock were issued and outstanding. The presence, in person or by proxy, of the holders of a majority of the shares of Nucor common stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the meeting. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of establishing a quorum at the meeting. Your shares are counted as being present if you participate in the Annual Meeting via live audio webcast and cast your vote online during the meeting prior to the closing of the polls by visiting www.virtualshareholdermeeting.com/NUE2023, or if you vote by proxy, via the Internet, by telephone or by returning a properly executed and dated proxy card or voting instruction form by mail.

Voting Rights and Procedures

Each share of Nucor common stock outstanding as of the close of business on the record date is entitled to one vote except with respect to the election of directors. With respect to the election of directors, each share of Nucor common stock is entitled to cumulative voting rights, which means that when voting for director nominees each share is entitled to a number of votes equal to the number of nominees for election as directors. Accordingly, when voting for director nominees, all of the votes to which a share of Nucor common stock is entitled may be voted in favor of one nominee or may be distributed among the nominees. The proxy holders will have the discretionary authority to cumulate votes in the election of directors.

    2023 Proxy Statement    3

GENERAL INFORMATION

Stockholders of record who wish to cumulate their votes must submit a proxy card and make an explicit statement of their intent to do so, by so indicating in writing on their proxy card. If a person who is the beneficial owner of shares held in street name wishes to cumulate his or her votes, the stockholder will need to contact the broker, bank, trustee or other nominee who is the record owner of the shares.

Voting Requirement to Approve Each of the Proposals

The following sets forth the voting requirement to approve each of the proposals:

Proposal 1, Election of Directors. Directors shall be elected by a plurality of the votes cast (meaning that the eight director nominees who receive the highest number of votes cast “for” their election will be elected as directors), subject to a Corporate Governance Principle adopted by the Board of Directors as described below under the heading “‘Withhold’ Votes, Abstentions and Broker Non-Votes” and under “Proposal 1: Election of Directors.”

Proposal 2, Ratification of the Appointment of Independent Registered Public Accounting Firm. Ratification of the appointment of PricewaterhouseCoopers LLP to serve as Nucor’s independent registered public accounting firm for 2023 requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the proposal (meaning that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved).

Proposal 3, Advisory Vote to Approve our Named Executive Officer Compensation. Advisory approval of Nucor’s named executive officer compensation in 2022 requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the proposal (meaning that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved on an advisory basis).

Proposal 4, Advisory Vote on the Frequency of Future Advisory Votes on our Named Executive Officer Compensation. The Board will consider the frequency (every 1 year, 2 years or 3 years) that receives the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the proposal (meaning that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” a specific number of years for that number of years to be approved on an advisory basis as the frequency of future advisory votes on named executive officer compensation). If no frequency receives the foregoing vote, then we will consider the option that receives the highest number of votes cast to be the frequency recommended by stockholders.

Other Items. Approval of any other matters requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the item (meaning that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” the item for it to be approved).

Methods of Voting

Electronically During the Annual Meeting. Stockholders of record and beneficial owners of shares held in street name may participate in the Annual Meeting via live audio webcast and cast their vote online during the meeting prior to the closing of the polls by visiting www.virtualshareholdermeeting.com/NUE2023; provided, however, if you hold your shares in the name of a broker, bank, trustee or other nominee, you may contact your broker, bank, trustee or other nominee for assistance with your 16-digit control number.

Via the Internet or by Telephone. Stockholders of record may vote by proxy, via the Internet or by telephone, by following the instructions included in the proxy card or notice provided or the instructions that they receive by e-mail. If you are a beneficial owner of shares held in street name, your ability to vote via the Internet or by telephone depends on the voting procedures of the broker, bank, trustee or other nominee who is the record owner of your shares. Please follow the instructions included in the voting instruction form or notice provided to you by the stockholder of record.

By Mail. Stockholders of record and beneficial owners of shares held in street name may vote by proxy by completing, signing, dating and returning the proxy card or voting instruction form provided.

4         2023 Proxy Statement

GENERAL INFORMATION

“Withhold” Votes, Abstentions and Broker Non-Votes

“Withhold” votes, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A broker non-vote occurs when a nominee holding shares in street name for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner.

Under the New York Stock Exchange rules (the “NYSE rules”), proposal 2, the ratification of the appointment of PricewaterhouseCoopers LLP to serve as Nucor’s independent registered public accounting firm for 2023, is considered a “routine” matter, which means that brokerage firms may vote in their discretion on this proposal on behalf of clients who have not furnished voting instructions. However, proposal 1, the election of directors, and proposals 3 and 4, the two advisory votes on our named executive officer compensation, are all “non-routine” matters under the NYSE rules, which means that brokerage firms that have not received voting instructions from their clients on these matters may not vote on these proposals.

With respect to proposal 1, the election of directors, only “for” and “withhold” votes may be cast. Broker non-votes are not considered votes cast for the foregoing purpose and will therefore have no effect on the election of director nominees. “Withhold” votes will also generally have no effect on the election of director nominees. However, the Board of Directors has adopted a Corporate Governance Principle intended to give effect to “withhold” votes in uncontested director elections under certain circumstances. This Corporate Governance Principle, which is described in more detail in this Proxy Statement under “Proposal 1: Election of Directors,” requires, in an uncontested election, any nominee for director who is an incumbent director and receives a greater number of “withhold” votes from his or her election than votes “for” his or her election to promptly tender his or her resignation to Nucor’s Corporate Secretary following certification of the stockholder vote for consideration by the Board.

With respect to proposal 2, the ratification of the appointment of PricewaterhouseCoopers LLP to serve as Nucor’s independent registered public accounting firm for 2023, and proposal 3, the advisory vote on Nucor’s named executive officer compensation, you may vote “for” or “against” these proposals, and, in the case of these proposals and proposal 4 (the advisory vote on the frequency of future advisory votes on Nucor’s named executive officer compensation), you may “abstain” from voting. Abstentions will be counted as votes present or represented and entitled to vote on these proposals and will therefore have the same effect as votes “against” these proposals. With respect to proposals 3 and 4, broker non-votes will not be considered entitled to vote on these proposals and will therefore have no effect on their outcome. As discussed above, because proposal 2, the ratification of the appointment of PricewaterhouseCoopers LLP to serve as Nucor’s independent registered public accounting firm for 2023, is considered a “routine” matter, we do not expect any broker non-votes with respect to this proposal.

Voting of Proxies

Each valid proxy received and not revoked before the Annual Meeting will be voted at the meeting. To be valid, a written proxy card must be properly executed and dated. Proxies voted via the Internet or by telephone must be properly completed pursuant to this solicitation. If you specify your vote regarding any matter presented at the Annual Meeting, your shares will be voted by one of the individuals named on the proxy card in accordance with your specification. If you do not specify your vote, your shares will be voted:

•	“FOR” the election of each of the eight directors nominated by the Board of Directors;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP to serve as Nucor’s independent registered public accounting firm for 2023;

•	“FOR” the approval, on an advisory basis, of Nucor’s named executive officer compensation in 2022; and

•	“EVERY 1 YEAR” for the proposal regarding the frequency of future advisory votes on Nucor’s named executive officer compensation.

    2023 Proxy Statement    5

GENERAL INFORMATION

Revoking Your Proxy or Changing Your Vote

You may revoke your proxy or change your vote at any time before the vote is taken at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy or change your vote by (i) submitting a written notice of revocation to Nucor’s Corporate Secretary at Nucor Corporation, 1915 Rexford Road, Charlotte, North Carolina 28211; (ii) delivering a proxy bearing a later date via the Internet, by telephone or by mail until the applicable deadline for each method specified in the accompanying proxy card or the notice; or (iii) participating in the Annual Meeting via live audio webcast and voting online during the meeting prior to the closing of the polls. Participation in the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote online during the meeting prior to the closing of the polls. For all methods of voting, the last vote cast will supersede all previous votes. If you hold your shares in street name and you have instructed your broker, bank, trustee or other nominee to vote your shares, you may revoke or change your voting instructions by following the specific instructions provided to you by your broker, bank, trustee or other nominee.

6         2023 Proxy Statement

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board of Directors currently consists of nine members and has no vacancies. On the recommendation of the Governance and Nominating Committee, the Board has nominated the following eight persons for election as directors at the Annual Meeting: Norma B. Clayton, Patrick J. Dempsey, Christopher J. Kearney, Laurette T. Koellner, Michael W. Lamach, Joseph D. Rupp, Leon J. Topalian and Nadja Y. West. For personal reasons, John H. Walker requested that the Governance and Nominating Committee consider not nominating him for reelection. His term on the Board will expire in ordinary course immediately prior to the Annual Meeting. The Board of Directors’ decision regarding Mr. Walker’s nomination was not due to any disagreement with management or the Board. Effective on the date of the Annual Meeting, the size of the Board will be reduced to eight members.

The Board extends its gratitude and appreciation to Mr. Walker for his over fifteen years of service to Nucor. To provide continuity to the Board of Directors when Mr. Walker’s term ends, the Board, upon the recommendation of the Governance and Nominating Committee, has extended Mr. Rupp’s previously announced retirement date for an additional year until the Company’s annual meeting of stockholders in 2024. Mr. Rupp continues to contribute to the Board his extensive and valuable industry knowledge, executive leadership and strategic management skills. Accordingly, the Board believes it is in the best interests of the Company to nominate him for reelection to the Board this year. Mr. Rupp, who will turn 73 prior to the Annual Meeting and has only served on the Board for three years, otherwise would have been subject to mandatory retirement this year pursuant to the Company’s Corporate Governance Principles, as further described on page 16 under “Corporate Governance and Board of Directors – Director Retirement/Board Refreshment.”

If elected, each of the director nominees will serve until his or her term expires at the 2024 annual meeting of stockholders or until his or her earlier death, resignation, retirement, disqualification or removal. All of the nominees are currently serving as directors and were elected to the Board at the 2022 annual meeting of stockholders except for Mr. Lamach, who was appointed to the Board in September 2022. Mr. Lamach was initially identified to the Board as a potential director by a leadership advisory firm. Each director nominee has agreed to be named in this Proxy Statement and to serve if elected.

Shares represented by all proxies received by the Board of Directors and not marked to withhold authority to vote for the nominees will be voted for their election. The Board of Directors knows of no reason why any of the director nominees should be unable or unwilling to serve, but if that should be the case, proxies received will be voted for the election of such other persons, if any, as the Board of Directors may designate.

Majority Voting in Uncontested Director Elections. We have a majority vote standard in uncontested director elections in order to address “holdover” terms for any incumbent directors. Under our Corporate Governance Principles, in an uncontested director election, any nominee for director who is an incumbent director and receives a greater number of votes “withheld” from his or her election than votes “for” his or her election must promptly tender his or her resignation to the Corporate Secretary of the Company following certification of the stockholder vote for consideration by the Board. In such event, within 120 days following certification of the stockholder vote, the Board will decide, after taking into account the recommendation of the Governance and Nominating Committee (in each case excluding the nominee(s) in question), whether to accept the resignation. The Governance and Nominating Committee and the Board may each consider all factors it deems relevant in deciding whether to accept a director’s resignation. Nucor will promptly disclose the Board’s decision and the reasons therefor in a Form 8-K filing with the Securities and Exchange Commission (the “SEC”). The resignation policy set forth in the Company’s Corporate Governance Principles does not apply to contested elections.

Vote Recommendation

The Board of Directors recommends a vote “FOR” the election of each of the eight director nominees named in this proposal.

    2023 Proxy Statement    7

INFORMATION CONCERNING EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS OF THE NOMINEES

The Board of Directors consists of a diverse group of individuals that provide dedicated and effective oversight of the Company. All of our director nominees possess integrity, independent perspective, strong work ethic, strength of conviction, collaborative approach to engagement, inquisitiveness and the willingness to appropriately challenge management. In addition to these attributes, when evaluating potential Board members, the Board considers a wide range of experience, qualifications and skills, many of which are identified in the matrix below, that it believes contribute to a well-rounded perspective suitable to growing our Company and protecting the interests of our stockholders. While we look to each director nominee to be knowledgeable in the areas identified in the matrix, the areas do not comprise all of the diverse experience, qualifications and skills our director nominees possess and routinely contribute to our Company. In addition, the absence of a ✓ in the matrix does not mean that the director nominee does not possess that experience, qualification or skill; however, the mark indicates that the area is a particularly prominent experience, qualification or skill that the director nominee brings to the Board.

Director Nominee Skills Matrix, Diversity Highlights and Demographics

Experience, Qualifications, Skills

Manufacturing/Operations	✓	✓	✓		✓	✓	✓

Finance/Capital Allocation	✓	✓	✓	✓	✓	✓	✓	✓

CEO Leadership		✓	✓		✓	✓	✓

Business Development/Growth Strategy	✓	✓	✓	✓	✓	✓	✓	✓

Talent Development and Succession Planning	✓	✓	✓	✓	✓	✓	✓	✓

Global Business	✓	✓	✓	✓	✓	✓	✓	✓

Sustainability		✓	✓		✓		✓

Risk Management and Controls	✓	✓	✓	✓	✓	✓	✓	✓

Public Company Governance		✓	✓	✓	✓	✓	✓

Technology	✓	✓	✓	✓	✓	✓	✓	✓

Diversity Highlights

Self-Identified Gender	Female	Male	Male	Female	Male	Male	Male	Female

Self-Identified Ethnicity	African American or Black	White	White	White	White	White	White	African American or Black

Demographics

Tenure (years)	2	6	14	8	1	3	3	4

Age (years)	64	58	67	68	59	72	55	62

8         2023 Proxy Statement

INFORMATION CONCERNING EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS OF THE NOMINEES

Our Director Nominees

NORMA B. CLAYTON Director Since: 2021 Age: 64

Ms. Clayton most recently served as Vice President for Learning, Training and Development at The Boeing Company, an aerospace manufacturer, from July 2007 until her retirement in March 2016. Prior to this role, she led a number of important assignments at Boeing, including a Global Sourcing Initiative to increase growth and productivity of Boeing’s global supply chain from July 2006 to July 2007. Ms. Clayton joined Boeing in February 1995. During her tenure with the company, she held a variety of leadership roles within the Defense, Space & Security segment of Boeing, including Vice President of Supplier Management and Procurement from August 2004 to June 2006, Vice President and General Manager of the Maintenance and Modification Centers from April 2002 to July 2004 and Vice President of Quality and Lean Manufacturing from June 1998 to April 2002. Prior to her time with Boeing, Ms. Clayton held leadership positions at General Electric Company, General Motors Company, Lockheed Martin Corporation and RCA. Ms. Clayton currently serves on the board of directors of The Goodyear Tire & Rubber Company. She also serves as Chair of the Board of Trustees of Tuskegee University and has served on the Board of Trustees since 2009. Ms. Clayton brings to the Board extensive experience in the areas of business management, manufacturing operations, technology and innovation leadership, human resources and international business.

PATRICK J. DEMPSEY Director Since: 2016 Age: 58

Mr. Dempsey most recently served as Executive Vice Chairman of Barnes Group Inc., a global provider of highly engineered products, differentiated industrial technologies and innovative solutions, serving a wide range of end markets and customers, from July 2022 until October 2022. He served as Barnes Group’s President and Chief Executive Officer from 2013 until 2022. Prior to that, Mr. Dempsey served as Barnes Group’s Senior Vice President and Chief Operating Officer from 2012 to 2013. Mr. Dempsey joined Barnes Group in 2000 and held a number of other positions, including President, Windsor Airmotive; Vice President, Barnes Group; President, Barnes Aerospace; President, Barnes Distribution; and President, Logistics and Manufacturing Services. Prior to joining Barnes Group, Mr. Dempsey held leadership positions at United Technologies Corporation’s (“UTC”) Pratt and Whitney Division and the Interturbine Group of Companies. Mr. Dempsey served as a director of Barnes Group from 2013 to 2022 and also served as Chair of the Executive Committee of the Manufacturers Alliance. Mr. Dempsey brings to the Board extensive experience in the areas of business management, technology leadership, corporate strategy and international business development.

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INFORMATION CONCERNING EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS OF THE NOMINEES

CHRISTOPHER J. KEARNEY Director Since: 2008 Age: 67

Mr. Kearney has served as Lead Director of the Board of Directors of Nucor since September 2022. He served as Executive Chairman of the board of directors of Otis Worldwide Corporation (“Otis”), the world’s largest manufacturer, installer and service provider of elevators and escalators, from April 2020 until February 2022. He founded Eagle Marsh Holdings, LLC, a business and real estate investment firm, in 2016 and has served as its managing partner since its establishment. Mr. Kearney previously served as Non-Executive Chairman of the board of directors of SPX FLOW, Inc., a global supplier of highly engineered flow components, process equipment and turn-key solutions for the power and energy, food and beverage and industrial end markets, from January 2016 until May 2017 and as Chairman, President and Chief Executive Officer of SPX FLOW from October 2015 through December 2015. Prior to the spinoff of SPX FLOW from SPX Corporation, a global multi-industry manufacturer, Mr. Kearney served as Chairman of SPX Corporation from 2007 through September 2015, and as President and Chief Executive Officer of SPX Corporation from 2004 through September 2015. He joined SPX Corporation in 1997 as Vice President, Secretary and General Counsel. Mr. Kearney currently serves as a director of Otis and served as a director of UTC from 2018 to 2020, prior to the spinoff of Otis from UTC. He served as a director of SPX Corporation from 2007 through 2016 and of Polypore International, Inc. from 2012 through 2015. In addition to his strong leadership skills developed as the Chief Executive Officer of a global manufacturing company, Mr. Kearney brings to the Board valuable business and mergers and acquisitions experience as well as corporate legal experience.

LAURETTE T. KOELLNER Director Since: 2015 Age: 68

Ms. Koellner most recently served as Executive Chairman of the board of directors of International Lease Finance Corporation, an aircraft leasing subsidiary of American International Group, Inc. (“AIG”), a leading global insurance organization, from 2012 until its sale in 2014. Ms. Koellner served from 2006 to 2008 as President of Boeing International, a division of The Boeing Company, an aerospace manufacturer. Prior to that, Ms. Koellner served as President of Connexion by Boeing from 2004 to 2006. She also served as Executive Vice President, Chief Administration and Human Resources Officer of Boeing from 2002 to 2004 and was a member of the Office of the Chairman from 2002 to 2003. She served as President of Shared Services Group of Boeing from 2001 to 2002 and as Vice President and Corporate Controller of Boeing from 1999 to 2001. Prior to her time with Boeing, Ms. Koellner spent 19 years at McDonnell Douglas Corporation, where her roles included Vice President and Corporate General Auditor as well as Division Director of Human Resources. Ms. Koellner currently serves on the boards of directors of Celestica Inc., The Goodyear Tire & Rubber Company and Papa John’s International, Inc. She served as a director of Hillshire Brands, Inc. from 2003 through 2014 and of AIG from 2009 through 2012. Ms. Koellner brings to the Board extensive international and financial expertise and strong executive leadership and strategic management skills. She has experience in corporate governance, human resources and risk management as well as significant public company board experience.

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INFORMATION CONCERNING EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS OF THE NOMINEES

MICHAEL W. LAMACH Director Since: 2022 Age: 59

Mr. Lamach served as Executive Chair of Trane Technologies plc, a global leader in climate control and climate-focused innovations for buildings, homes and transportation, from July 2021 until his retirement in December 2021. Previously, Mr. Lamach served as Chairman and Chief Executive Officer of Trane Technologies from its separation from Ingersoll-Rand plc in February 2020 to July 2021. Mr. Lamach served in a number of leadership roles with Ingersoll-Rand, including Chairman and Chief Executive Officer from June 2010 to February 2020, President and Chief Executive Officer from February 2010 to June 2010, President and Chief Operating Officer from 2009 to February 2010, President of Trane Commercial Systems from 2008 to 2009 and President of the Security Technologies Sector from 2004 to 2008. Prior to his time with Ingersoll-Rand, Mr. Lamach spent 17 years in a variety of management positions with Johnson Controls International plc. Mr. Lamach currently serves on the board of directors of PPG Industries, Inc. and on the Board of Trustees of Johnson C. Smith University. He served as a director of Ingersoll-Rand from 2010 to 2020 and of Trane Technologies from 2020 to 2021. He also served as a director of Iron Mountain Incorporated from 2007 to 2015 and is the Past Chair of the Board of the National Association of Manufacturers. Mr. Lamach brings to the Board significant leadership, corporate governance, mergers and acquisitions, strategic and operational expertise gained from years of experience as the former chairman and chief executive officer of global companies.

JOSEPH D. RUPP Director Since: 2020 Age: 72

Mr. Rupp served as Chairman of the board of directors of Olin Corporation, a leading vertically integrated global manufacturer and distributor of chemical products and a leading U.S. manufacturer of ammunition, from 2016 until his retirement in 2017. Prior to that, Mr. Rupp served as Chairman and Chief Executive Officer of Olin from 2014 to 2016, as Chairman, President and Chief Executive Officer of Olin from 2005 to 2014 and as President and Chief Executive Officer of Olin from 2002 to 2005. Prior to 2002, Mr. Rupp served in various positions of increasing responsibility with Olin, which he originally joined in 1972. Mr. Rupp currently serves on the boards of directors of Cass Information Systems, Inc. and O-I Glass, Inc. (formerly Owens-Illinois, Inc.), and is on the Board of Trustees of Missouri University of Science and Technology. Mr. Rupp served as a director of Quanex Building Products Corporation from 2007 to February 2022 and of Olin from 2002 to 2017. Mr. Rupp brings to the Board extensive experience in the metal-related manufacturing industry as well as strong executive leadership and strategic management skills and significant public company board experience.

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INFORMATION CONCERNING EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS OF THE NOMINEES

LEON J. TOPALIAN Director Since: 2020 Age: 55

Mr. Topalian has served as Chair of the Board of Directors of Nucor since September 2022 and has served as President and Chief Executive Officer of Nucor since January 2020. Previously, Mr. Topalian served as President and Chief Operating Officer of Nucor from September 2019 to December 2019, as Executive Vice President of Beam and Plate Products from May 2017 to August 2019 and as Vice President of Nucor from 2013 to May 2017. Since joining Nucor in 1996 as a project engineer, Mr. Topalian has held a variety of leadership positions, including serving as General Manager of Nucor-Yamato Steel Company (Limited Partnership) and Nucor Steel Kankakee, Inc., Melting and Casting Manager at Nucor Steel South Carolina, Business Development Manager at Nucor’s corporate office, Operations Manager for Nucor’s former HIsmelt joint venture in Australia and Cold Mill Production Supervisor at Nucor Steel Berkeley in South Carolina. Mr. Topalian currently serves as Chairman of the American Iron and Steel Institute. He serves on the Executive Committee and as Vice-Chairman on the Executive Board of Directors of the World Steel Association. He previously served on the board of the American Institute of Steel Construction. Mr. Topalian is married to the sister of K. Rex Query’s wife. Mr. Query is an executive vice president of Nucor and is a named executive officer in the Compensation Discussion and Analysis of this Proxy Statement. Mr. Topalian brings to the Board a deep understanding of Nucor’s operations and unique organizational culture and values, gained through his 26 years of experience with the Company.

NADJA Y. WEST Director Since: 2019 Age: 62

General West retired from the U.S. Army with the rank of Lieutenant General after serving for 37 years. From 2015 to 2019, General West served as the 44th U.S. Army Surgeon General and Commanding General of the U.S. Army Medical Command. Prior to that, General West served as Joint Staff Surgeon from 2013 to 2015, acting as the chief medical advisor to the Chairman of the Joint Chiefs of Staff. She also previously served as Commanding General of Europe Regional Medical Command and Commander of Womack Army Medical Center at Fort Bragg. She is the recipient of numerous military awards, including the Distinguished Service Medal, the Defense Superior Service Medal and the Legion of Merit. General West serves as a consultant to the Department of Defense Suicide Prevention and Response Independent Review Committee. She also serves as a director of Johnson & Johnson and Tenet Healthcare Corporation. General West brings to the Board proven global operational and executive leadership skills and a strategic perspective derived from her years of service at the most senior levels in the U.S. Armed Forces. She also has expertise in government relations and human capital management.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The tables below give information concerning the beneficial ownership of Nucor’s common stock as of February 28, 2023 by all directors and director nominees, each executive officer listed in the Summary Compensation Table, all directors and executive officers as a group, and the persons who are known to Nucor to be the owners of more than 5% of the outstanding common stock of Nucor. “Beneficial ownership” is determined in accordance with the SEC rules.

Executive Officers and Directors

	Shares Owned			Shares Subject to Options (1)	Shares Underlying Restricted Stock Units (1)	Total Beneficial Ownership	Percent of Class (2)
Name	Sole Voting and Investment Power		Shared Voting and Investment Power
Norma B. Clayton	1,262		—	—	—	1,262	*
Patrick J. Dempsey	—		—	—	13,770	13,770	*
James D. Frias	299,746	(3)	—	91,686	—	391,432	*
Christopher J. Kearney	6,000		—	—	36,198	42,198	*
Laurette T. Koellner	—		—	—	16,638	16,638	*
Michael W. Lamach	—		125	—	—	125	*
Stephen D. Laxton	42,383	(3)	—	—	—	42,383	*
Daniel R. Needham	42,468	(3)	—	—	28,613	71,081	*
K. Rex Query	10,105		16,205	—	57,933	84,243	*
Joseph D. Rupp	—		—	—	6,148	6,148	*
MaryEmily Slate	33,861	(3)	—	13,261	—	47,122	*
Leon J. Topalian	71,562		1,296	—	87,229	160,087	*
D. Chad Utermark	120,113	(3)	—	—	67,468	187,581	*
John H. Walker	2,645		—	—	40,149	42,794	*
Nadja Y. West	—		—	—	6,148	6,148	*

All 19 directors and executive officers as a group	614,635		17,626	45,357	476,345	1,153,963	*
*	Represents holdings of less than 1%.

(1)	The number of shares beneficially owned subject to stock options or underlying restricted stock units (“RSUs”) includes shares of common stock that such person or group had the right to acquire on or within 60 days after February 28, 2023 upon the exercise of stock options or the vesting of RSUs. Holders of RSUs have no voting rights until such units vest and shares of common stock in respect of such vested RSUs are issued to the holders.

(2)	Based on 251,713,349 shares of Nucor common stock outstanding as of the close of business on February 28, 2023.

(3)	Includes 91,809 shares for Mr. Frias, 6,064 shares for Mr. Laxton, 19,560 shares for Mr. Needham, 3,518 shares for Ms. Slate and 28,024 shares for Mr. Utermark that they have elected to defer under the Nucor Corporation Senior Officers Annual Incentive Plan (the “AIP”). Also includes 11,455 shares for Mr. Needham that he has elected to defer under the Nucor Corporation Senior Officers Long-Term Incentive Plan (the “LTIP”). The deferred shares have no voting power.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Principal Stockholders

Name and Address	Amount and Nature of Beneficial Ownership		Percent of Class (1)
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	32,641,370	(2)	12.97%
State Farm Mutual Automobile Insurance Company and related entities One State Farm Plaza Bloomington, Illinois 61710	28,274,142	(3)	11.23%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	22,091,789	(4)	8.78%
State Street Corporation State Street Financial Center One Lincoln Street Boston, Massachusetts 02111	13,274,121	(5)	5.27%

(1)	Based on 251,713,349 shares of Nucor common stock outstanding as of the close of business on February 28, 2023.

(2)	Based on a Schedule 13G/A filed with the SEC on February 9, 2023, reporting beneficial ownership as of December 31, 2022. That filing indicates that The Vanguard Group, Inc. has sole voting power as to none of the shares shown, shared voting power as to 369,000 of the shares shown, sole dispositive power as to 31,570,369 of the shares shown and shared dispositive power as to 1,071,001 of the shares shown.

(3)	Based on a Schedule 13G/A filed with the SEC on January 31, 2023, reporting beneficial ownership as of December 31, 2022. That filing indicates that State Farm Mutual Automobile Insurance Company has sole voting and dispositive power as to 21,636,800 of the shares shown and shared voting and dispositive power as to 66,704 of the shares shown; State Farm Life Insurance Company has sole voting and dispositive power as to 532,400 of the shares shown and shared voting and dispositive power as to 14,498 of the shares shown; State Farm Life & Accident Assurance Co. has sole voting and dispositive power as to none of the shares shown and shared voting and dispositive power as to 2,069 of the shares shown; State Farm Fire and Casualty Company has sole voting and dispositive power as to 2,800,000 of the shares shown and shared voting and dispositive power as to 14,512 of the shares shown; State Farm Investment Management Corp. has sole voting and dispositive power as to none of the shares shown and shared voting and dispositive power as to 923,000 of the shares shown; and State Farm Insurance Companies Employee Retirement Trust has sole voting and dispositive power as to 2,272,100 of the shares shown and shared voting and dispositive power as to 12,059 of the shares shown.

(4)	Based on a Schedule 13G/A filed with the SEC on February 3, 2023, reporting beneficial ownership as of December 31, 2022. That filing indicates that BlackRock, Inc. has sole voting power as to 20,046,327 of the shares shown, shared voting power as to none of the shares shown and sole dispositive power as to all of the shares shown.

(5)	Based on a Schedule 13G/A filed with the SEC on February 7, 2023, reporting beneficial ownership as of December 31, 2022. That filing indicates that State Street Corporation has sole voting power as to none of the shares shown, shared voting power as to 11,983,677 of the shares shown, sole dispositive power as to none of the shares shown and shared dispositive power as to 13,258,568 of the shares shown.

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CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Board of Directors.    Our business and affairs are managed under the direction of the Board of Directors. In exercising its fiduciary duties, the Board represents and acts on behalf of the Company’s stockholders. Our Bylaws provide that the Board consists of a number of directors to be fixed from time to time by a resolution of the Board. The Board of Directors currently has nine members, eight of whom are independent. If the director nominees are elected at the Annual Meeting, the Board will have eight members, seven of whom will be independent.

Corporate Governance Principles.    The Board has adopted Corporate Governance Principles setting forth a framework for our corporate governance with respect to the role and composition of the Board and Nucor’s management, responsibilities of directors, director qualification standards (including working to ensure Board diversity), functioning of the Board and its committees, compensation of directors, and annual performance evaluations of the Board, its committees, individual directors, the Chair or Non-Executive Chair of the Board (as applicable), Lead Director (if applicable) and our Chief Executive Officer (or “CEO”).

Codes of Ethics.    The Board has adopted a Code of Ethics for Senior Financial Professionals that applies to the Company’s CEO, Chief Financial Officer, Corporate Controller and other senior financial professionals and includes guidelines relating to the ethical handling of actual or apparent conflicts of interest, compliance with laws and accurate financial reporting. In addition, the Board has adopted Standards of Business Conduct and Ethics, which apply to all teammates, officers and directors of the Company. The Company intends to post any amendments to, or waivers from, either of these documents (to the extent required to be disclosed pursuant to Form 8-K) on the Company’s website at www.nucor.com/leadership.

Documents Available.    Certain of the Company’s corporate governance materials, including the charters for the Audit Committee, the Compensation and Executive Development Committee and the Governance and Nominating Committee, the Corporate Governance Principles, the Code of Ethics for Senior Financial Professionals, the Standards of Business Conduct and Ethics, and the Executive Officer Incentive Compensation Recovery Policy are available on the Company’s website at www.nucor.com/leadership. The Company also makes available on its website at www.nucor.com/esg the Company’s Human Rights Policy and other supply chain documents, including a Supplier Code of Conduct, a policy on Combatting Trafficking in Persons and a policy on Eliminating Forced Labor from our Supply Chain, as well as a report on the Company’s Political Disclosures and Lobbying Oversight. In addition, the Company posts on its website at www.nucor.com/esg the Company’s Sustainability Accounting Standards Board Disclosure, the Company’s Financial Stability Board TCFD Report, the Company’s Safety Overview and the Company’s commitment to Inclusion, Equity and Diversity, including its EEO-1 Consolidated Employer Information Report. Any modifications to these documents will be reflected on the Company’s website.

Director Independence.    The Board believes that a majority of its members are independent under the applicable NYSE rules and SEC rules. The NYSE rules provide that a director does not qualify as “independent” unless the board of directors affirmatively determines that the director has no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). The NYSE rules recommend that a board of directors consider all of the relevant facts and circumstances in determining the materiality of a director’s relationship with a company. The Board has adopted Categorical Standards for Determination of Director Independence (the “Categorical Standards”) to assist the Board in determining whether a particular relationship a director has with the Company is a material relationship that would impair the director’s independence. The Categorical Standards establish thresholds at which directors’ relationships with the Company are deemed to be not material and, therefore, shall not disqualify any director or director nominee from being considered “independent.” The Categorical Standards are included as an appendix to Nucor’s Corporate Governance Principles, which are available on the Company’s website at www.nucor.com/leadership.

In February 2023, the Board, with the assistance of the Governance and Nominating Committee, conducted an evaluation of director independence based on the Categorical Standards, the NYSE rules and the SEC rules. The Board considered all relationships and transactions between each director (and his or her immediate family members and affiliates) and each of Nucor, its management and its independent registered public accounting firm, including, with respect to Mr. Dempsey, who served as President and Chief Executive Officer of Barnes Group, Inc. until July 2022 and as a director thereof until October 2022, that Nucor in the ordinary course of

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CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

business purchased from and sold to Barnes Group goods in 2022 in an amount less than 0.5% of the consolidated gross revenues of Barnes Group. As a result of this evaluation, the Board determined those relationships that do exist or did exist within the last three years (except for Mr. Topalian’s in his capacity as Chair, President and CEO) all fall well below the thresholds in the Categorical Standards, the NYSE rules and the SEC rules. Consequently, the Board of Directors determined that General West and each of Messrs. Dempsey, Kearney, Lamach and Rupp and each of Mses. Clayton and Koellner is an independent director, and Mr. Walker (whose term on the Board will expire immediately before the Annual Meeting) was an independent director during the period that he served as a director, under the Categorical Standards, the NYSE rules and the SEC rules. The Board also determined that each member of the Audit Committee, the Compensation and Executive Development Committee and the Governance and Nominating Committee (see membership information below under “Board Committees”) is independent, including that each member of the Audit Committee is “independent” as that term is defined under Rule 10A-3(b)(1)(ii) under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

Overboarding Policy.    The Company’s Corporate Governance Principles provide that (i) in addition to service on the Board, directors may not serve on more than three public company boards and (ii) a director who is a CEO of a public company may serve on the board of that company and only one other public company board of directors.

The Governance and Nominating Committee annually evaluates each director’s prior service on and contributions to the Board, including consideration of each director’s public company leadership positions and other outside commitments prior to recommending a director or nominee for election to the Board. All of our directors are currently in compliance with our overboarding policy.

Director Retirement/Board Refreshment.    The Company’s Corporate Governance Principles provide that the mandatory retirement date for a non-employee director is the annual meeting following the director’s 72nd birthday. The Board believes the mandatory retirement age is an important aspect of its refreshment efforts, which also include adding new directors to the Board as appropriate (including four new independent directors added to the Board in the past five years) and annually assessing the Board and its committees in a robust evaluation process. However, in select circumstances, where the Board deems it in the best interest of the Company and its stockholders after balancing considerations including the composition of the Board, tenure of its members, director qualifications and contributions to the Company, and any extenuating circumstances, the Board might extend the mandatory retirement age, as it has for Mr. Rupp.

Board Leadership Structure.    Effective September 15, 2022, the Board, upon the recommendation of the Governance and Nominating Committee, recombined the positions of Chair of the Board and CEO under the leadership of Mr. Topalian. The Board, upon the recommendation of the Governance and Nominating Committee and pursuant to the Corporate Governance Principles of the Company, appointed Mr. Kearney as Lead Director of the Company. The Lead Director is appointed by the independent members of the Board and he or she serves at the pleasure of the Board.

The Board thoroughly considered a number of factors in recombining the positions of Chair of the Board and CEO, including, among others, execution of our Company’s strategic priorities, the complexity and environment of our business, Mr. Topalian’s knowledge of our industry and risks, the various capabilities and tenure of our directors, the highly independent composition of the Board, and the meaningful and extensive responsibilities of the independent Lead Director. The Board has a high level of confidence in Mr. Topalian’s leadership and ability to work closely and transparently with our independent directors. Moreover, the Board believes that, in the role of Chair and CEO, Mr. Topalian is best positioned to be aware of key issues facing the Company and to serve as a highly effective bridge between the Board and management. The Board concluded that a combined Chair and CEO role together with the strong and longstanding independent leadership provided by our Lead Director and each of the three standing Board committees, which are chaired by and composed solely of independent directors, provides an appropriate balance between effective independent oversight and strong, consistent leadership to drive execution of our strategic priorities. Accordingly, the Board believes this structure serves the best interests of the Company and its stockholders at this time.

The Board has not adopted a formal policy regarding the need to combine or separate the offices of Chair of the Board and CEO. The Company previously separated the roles of Chair of the Board and CEO and, in the future, the Board may determine in certain circumstances that it is in the best interests of the Company and our

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CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

stockholders for different persons to hold such positions. The Board’s leadership structure is outlined in the Company’s Bylaws and Corporate Governance Principles, as described below:

Chair of the Board	The Board has appointed the Company’s President and CEO as its Chair. Appointing Mr. Topalian as Chair (i) enhances alignment between the Board and management in strategic planning and execution as well as operational matters, and (ii) streamlines Board processes in order to conserve time for the consideration of the important matters the Board needs to address.

Lead Director	The independent Lead Director (i) provides leadership to the Board; (ii) chairs Board meetings in the absence of the Chair; (iii) consults with the Chair and the Secretary of the Company to approve the agenda for each Board meeting and the information that shall be provided to the directors for each scheduled meeting; (iv) sets the agenda for and leads executive sessions of the independent directors without the attendance of management; (v) serves as a liaison between the Chair and the independent directors; (vi) approves meeting schedules to assure that there is sufficient time for discussion of all agenda items; (vii) meets with the Chair between Board meetings as appropriate in order to facilitate Board meetings and discussions; (viii) has the authority to call meetings of the independent directors; and (ix) is available for consultation and direct communication with major stockholders.

Independent Directors	Independent directors comprise more than 88% of the Board and 100% of each of the Audit Committee, the Compensation and Executive Development Committee and the Governance and Nominating Committee.

Committee Chairs	All chairs of the Board’s committees are independent and are annually appointed by the Board, approve agendas and material for respective committee meetings and act as a liaison between committee members and the Board and management.

Board Committees.    The Board has three standing committees: the Audit Committee, the Compensation and Executive Development Committee and the Governance and Nominating Committee. Each of these committees acts pursuant to a written charter adopted by the Board. Committee members and committee chairs are appointed by the Board. The current members and chairs of these committees are identified in the table below:

Director	Audit Committee	Compensation and Executive Development Committee	Governance and Nominating Committee

Norma B. Clayton	X	X	X

Patrick J. Dempsey	X	X	X

Christopher J. Kearney	X	X	Chair

Laurette T. Koellner	Chair	X	X

Michael W. Lamach	X	X	X

Joseph D. Rupp	X	X	X

Leon J. Topalian

John H. Walker (1)	X	Chair	X

Nadja Y. West	X	X	X

(1)	Mr. Walker’s term on the Board will expire immediately prior to the Annual Meeting. The Board intends to appoint a new Chair of the Compensation and Executive Development Committee after the Annual Meeting.

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CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

The following table provides information about the operation and key functions of these committees:

Committee	Key Functions and Additional Information	Number of Meetings in 2022
Audit Committee

•  Assists the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s independent registered public accounting firm and (iv) the performance of the Company’s internal audit function and independent registered public accounting firm.

•  Appoints, compensates, retains and oversees the work of the Company’s independent registered public accounting firm.

•  Reviews and discusses with management and the Company’s independent registered public accounting firm the annual and quarterly financial statements.

•  Reviews and discusses with management the quarterly earnings releases.

•  Considers and pre-approves all auditing services, internal control-related services and permitted non-auditing services to be provided by the Company’s independent registered public accounting firm.

•  Monitors the adequacy of the Company’s reporting and internal controls.

•  Assists the Board in its oversight of enterprise risk management.

		7

Compensation and Executive Development Committee	• Administers the compensation program for the senior officers. • Reviews, evaluates and determines compensation of the senior officers. • Reviews and recommends to the Board compensation of the directors. • Reviews and approves employment offers, arrangements and other benefits for the senior officers. • Reviews the Company’s executive succession and management development plans. • Oversees regulatory compliance and risk regarding compensation matters.	4

Governance and Nominating Committee

•  Develops and recommends to the Board for approval specific guidelines and criteria for selecting nominees for election to the Board.

•  Identifies, evaluates and recommends to the Board nominees for election to the Board, and, as a part of such role, works to ensure that the Board is composed of individuals representing a diversity of thoughts, backgrounds, skills, experiences and expertise and includes in each third-party search for new director nominees, qualified candidates who reflect diverse backgrounds, including diversity of gender and race.

•  Makes recommendations to the Board concerning (i) the size, composition and leadership of the Board, (ii) the committee structure of the Board, committee operations (including the ability to delegate to subcommittees) and committee reporting to the Board, (iii) the qualifications of committee members, (iv) the size, composition and leadership of each Board committee and (v) the responsibilities of each Board committee.

•  Develops and oversees the annual process of evaluating the performance of the Board and the Company’s management.

		6 (including 2 joint meetings with the Board)

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CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Committee	Key Functions and Additional Information

•  Develops and oversees the Company’s policy on political expenditures and reviews the Company’s political expenditures as well as the Company’s payments to trade associations and other tax-exempt organizations that may be used for political purposes. Periodically recommends to the Board changes with respect to the Company’s policy on political expenditures.

•  Administers the Company’s policies and procedures for the review and prior approval of related person transactions.

•  Oversees and makes recommendations to the Board regarding corporate sustainability and environmental, social and related governance (“ESG”) matters, including the Company’s ESG strategy, initiatives and policies.

•  Considers and recommends to the Board actions relating to corporate governance.

The Board has determined that Ms. Koellner is an “audit committee financial expert” within the meaning of the SEC rules and that she has accounting and related financial management expertise as determined by the Board in its business judgment. The Board has also determined that each member of the Audit Committee is financially literate as determined by the Board in its business judgment.

The Board may also establish other committees from time to time as it deems necessary.

Director Meetings.    The Board held six meetings during 2022, including two joint meetings with the Governance and Nominating Committee. Each incumbent director attended, or participated by means of remote communication, in 75% or more of the aggregate number of meetings of the Board and committees of the Board on which such director served during 2022. Pursuant to the Corporate Governance Principles, the independent directors meet in executive session prior to or after each quarterly Board meeting and as necessary prior to or after other Board meetings. Mr. Walker, as Non-Executive Chair of the Board, presided over all executive sessions until September 15, 2022, and Mr. Kearney, as Lead Director, presided over all executive sessions thereafter.

Attendance at Annual Meetings of Stockholders.    Directors are expected to attend the Company’s annual meeting of stockholders. All eight of the Company’s directors in office at the time, including all of the Company’s current directors who were then directors, participated in the Company’s 2022 annual meeting of stockholders, which was held virtually via live audio webcast.

Annual Evaluation of Directors and Committee Members.    The Board evaluates the performance of each director, each committee of the Board, the Chair or Non-Executive Chair of the Board (as applicable), Lead Director (if applicable), the CEO and the Board as a whole on an annual basis. In connection with this annual self-evaluation, each director anonymously records his or her views on the performance of each director, each committee of the Board, the Chair or Non-Executive Chair of the Board (as applicable), Lead Director (if applicable), the CEO and the Board as a whole. The entire Board reviews the results of these reports and determines what, if any, actions should be taken in the upcoming year to improve its effectiveness and the effectiveness of each director, each committee of the Board, the Chair or Non-Executive Chair of the Board (as applicable), Lead Director (if applicable) and the CEO.

Board’s Role in Risk Oversight.    The Board oversees the Company’s risk profile and management’s processes for assessing and managing risk, both as a whole Board, and through its committees. At least annually, the full Board reviews strategic risks and opportunities facing the Company. Among other areas, the Board is involved in overseeing risks related to the Company’s overall strategy, business results, capital structure, capital allocation and budgeting, and executive officer succession. Certain other important categories of risk are assigned to designated Board committees (which are composed solely of independent directors) that report back to the full Board.

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CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

The Audit Committee is specifically charged with the responsibility of meeting periodically with management, the Company’s General Counsel and outside counsel to discuss the Company’s major financial risk exposures, including, but not limited to, legal and environmental claims and liabilities, cybersecurity, risk management and other financial exposures, and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Company’s Corporate Controller annually conducts a risk assessment, which includes input from senior officers, and prepares for the Audit Committee’s review a report and a presentation identifying and evaluating the key risks facing the Company, how those risks interrelate, how they affect the Company and how management addresses those risks. After completing a review and analysis of the report and the presentation, the Audit Committee meets with management to provide its comments on the report and the presentation and to provide guidance on areas that the Audit Committee believes management and the Corporate Controller should consider in identifying and evaluating the risks facing the Company.

The Compensation and Executive Development Committee oversees Nucor’s executive compensation plans to ensure they do not incentivize excessive risk-taking by our senior officers. Although a significant portion of our executives’ compensation is performance-based, we believe our compensation plans are appropriately structured and do not pose a material risk to Nucor.

The Governance and Nominating Committee oversees issues that may create governance risks, such as Board composition and structure, director selection and director succession planning.

The Board believes that its leadership structure supports the Company’s governance approach to risk oversight. Mr. Topalian is involved directly in risk management as a member of the Company’s management team. As Chair of the Board, and together with the independent committee chairs in their respective areas, Mr. Topalian also maintains oversight roles at the board level. In addition, Mr. Kearney, as Lead Director, maintains the ability to set the agenda for and lead executive sessions of the non-employee directors without the attendance of management.

Compensation Consultant.    The Compensation and Executive Development Committee has sole authority under its charter to retain compensation consultants and to approve such consultants’ fees and retention terms. The Compensation and Executive Development Committee has retained Pearl Meyer & Partners, LLC (“Pearl Meyer”) to act as its independent advisor and to provide it with advice and support on executive compensation issues. The Compensation and Executive Development Committee has reviewed and confirmed the independence of Pearl Meyer as the committee’s compensation consultant. Neither Pearl Meyer nor any of its affiliates provides any services to Nucor except for services related solely to executive officer and director compensation. Please see “Executive Officer Compensation – Compensation Discussion and Analysis – 2022 Executive Compensation in Detail – Determination of 2022 Compensation” on page 35 of this Proxy Statement for a description of Nucor’s process for the consideration and determination of executive compensation and Pearl Meyer’s role in such process.

No Hedging, Short Selling or Pledging.    Nucor maintains a trading policy that prohibits any hedging or short selling (profiting if the market price decreases) of Nucor securities by any director, officer or general manager of Nucor or any other employee of the Company whose function and responsibilities provide access to material, non-public information about Nucor. The trading policy also prohibits such persons from pledging Nucor securities as collateral in a margin account with a broker-dealer.

Policy on Executive Officer Incentive Compensation Recoupment.    The Company has a written policy to address the recoupment of performance-based compensation awarded to or earned by an executive officer if there is a restatement of the Company’s financial results due to material noncompliance of the Company with any financial reporting requirement under the federal securities laws. In the event of such a restatement, the Compensation and Executive Development Committee will review the performance-based compensation awarded to or earned by the executive officers during the three-year period prior to the restatement event and, if the committee determines in its reasonable discretion that any such performance-based compensation would not have been awarded to or earned by an executive officer based on the restated financial results, the committee will within 12 months of the restatement event, to the extent practicable, seek to recover from such executive officer any portion of the performance-based compensation that is greater than that which would have been awarded or

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earned had it been calculated on the basis of the restated financial results. A copy of the policy is available on our website at www.nucor.com/esg.

Policy on Transactions with Related Persons.    The Company has a written policy and procedures for the review and approval in advance of any transactions that could potentially be required to be reported under the SEC rules for disclosure of transactions with the Company’s directors and executive officers, business and other organizations with which its directors or executive officers are affiliated, members of their immediate families and other related persons. This policy is administered by the Governance and Nominating Committee of the Board of Directors. The policy includes certain categories of pre-approved transactions that are based upon exceptions to the SEC’s rules for disclosure of such transactions. For transactions that are not pre-approved, the Governance and Nominating Committee, in determining whether to approve a transaction with a related person or an organization with which a related person is affiliated, takes into account, among other things, (i) whether the transaction was undertaken in the ordinary course of business of the Company; (ii) the approximate dollar value of the transaction; (iii) the purpose, and potential benefits to the Company, of the transaction; and (iv) the related person’s interest in the transaction, including whether the related person or his or her immediate family member participated in the negotiation of the terms of the transaction or received any special benefits from the transaction.

Transactions with Related Persons.    In 2022, Lauren Burnham, a melting and casting day supervisor at Nucor and the daughter of Douglas J. Jellison, an executive officer of Nucor, was paid compensation of approximately $299,100. Also in 2022, Thomas Burnham, a day supervisor at Nucor and the son-in-law of Mr. Jellison, was paid compensation of approximately $242,500. Nathanael Slate, a casting shift supervisor at Nucor, and Robert Slate, a pulpit operator at Nucor, both of whom are sons of MaryEmily Slate, an executive officer of Nucor who retired in June 2022, were paid compensation of approximately $244,400 and $166,500, respectively. The foregoing transactions were approved under Nucor’s policy on transactions with related persons.

Director Nomination Process.    The Governance and Nominating Committee has a process of identifying and evaluating potential nominees for election as members of the Board. The Governance and Nominating Committee has a policy that potential nominees shall be evaluated no differently regardless of whether the nominees are recommended by a stockholder, a Board member or Nucor’s management. The Governance and Nominating Committee considers potential nominees from all of these sources, develops information from many sources concerning the potential nominees, evaluates the potential nominees as to the qualifications that the committee and the Board have established and in light of the current skill, background and experience of the Board’s members and the future, ongoing needs of the Company and makes a decision whether to recommend any potential nominee for consideration for election as a member of the Board. In the past, Nucor has engaged third-party search firms to assist the Governance and Nominating Committee in identifying and evaluating potential director nominees, and Nucor may do so again in the future.

The Governance and Nominating Committee is committed to ensuring that the Board is composed of individuals representing a diversity of thoughts, backgrounds, skills, experiences and expertise. Pursuant to the Company’s Corporate Governance Principles and the charter for the Governance and Nominating Committee, in evaluating potential nominees for election and reelection as members of the Board, the Governance and Nominating Committee considers persons representing a diversity of thoughts, backgrounds, skills, experiences and expertise and includes in each third-party search for new nominees, qualified candidates who reflect diverse backgrounds, including diversity of gender and race. In addition, the potential nominee must:

•	be a person of the highest integrity and be committed to ethical standards of personal and corporate behavior;

•	have significant business experience or other organizational leadership experience that will allow the nominee to contribute significantly to the Company as a member of the Board;

•

if not a member of the Company’s management, not have any relationships, directly or through an immediate family member, with the Company that would make him or her not able to serve as an independent director within the meaning of any rules and laws applicable to the Company;

•	have a willingness and an ability to make the necessary time commitment to actively participate as a member of the Board;

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CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

•	have a collaborative approach to engagement, inquisitiveness and the willingness to appropriately challenge management; and

•	be able to represent the interests of all of Nucor’s stockholders and not merely those of one stockholder or a special interest group.

The Governance and Nominating Committee also believes there are certain specific qualifications and skills that one or more members of the Board of Directors must possess. These include experience in manufacturing operations, financial knowledge and capital allocation expertise, CEO leadership experience, ability to oversee business development and drive overall growth, experience in talent development and succession planning, global business, sustainability matters, risk management and controls, public company governance and technology. For additional information, see page 8 “Information Concerning Experience, Qualifications, Attributes and Skills of the Nominees.”

The Governance and Nominating Committee assesses the Board’s effectiveness in balancing these considerations when reviewing the composition of the Board, and has determined that all of the nominees for election as directors at the Annual Meeting collectively possess the personal characteristics, level of commitment to the Company, tenure, diversity, skills and experience that align with the Company’s long-term strategy and that enable the Board to operate in an engaged and effective manner.

Recommending Directors.    Stockholders may recommend a director nominee to be considered for Nucor’s 2024 annual meeting of stockholders by submitting the nominee’s name in accordance with provisions of the Company’s Bylaws, which require advance notice to the Company and certain other information. In general, under the Bylaws, the written notice must be delivered to, or mailed and received at, the Company’s principal executive offices not later than the close of business on the 120th day before the first anniversary of the Annual Meeting nor earlier than the close of business on the 150th day before the first anniversary of the Annual Meeting. As a result, notice of director nominees submitted by a stockholder pursuant to the provisions of Nucor’s Bylaws (other than proxy access director nominees) must be delivered, or mailed and received, not earlier than the close of business on December 13, 2023 and not later than the close of business on January 12, 2024. However, in the event that the date of the 2024 annual meeting of stockholders is more than 30 days before or more than 60 days after May 11, 2024, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to the date of the 2024 annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

The notice must contain certain information about both the nominee and the stockholder submitting the nomination as set forth in Nucor’s Bylaws. With respect to the nominee, the notice must contain, among other things, (i) the nominee’s name, age and business and residential addresses; (ii) the nominee’s background and qualification, including, without limitation, the nominee’s principal occupation or employment; (iii) the class or series and number of shares or other securities of the Company directly or indirectly owned of record or beneficially by the nominee or any Stockholder Associated Person (as defined in Nucor’s Bylaws); (iv) any derivative positions held of record or beneficially by the nominee as well as any hedging transactions or similar agreements; (v) a written statement executed by the nominee (A) acknowledging that as a director of the Company, the nominee will owe a fiduciary duty under Delaware law with respect to the Company and our stockholders, (B) disclosing whether the nominee or any Stockholder Associated Person is a party to an agreement, arrangement or understanding with, or has given any commitment or assurance to, any person or entity as to how the nominee, if elected as a director of the Company, will act or vote on any issue or question, (C) disclosing whether the nominee or any Stockholder Associated Person is a party to an agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with the nominee’s service or action as a director of the Company, (D) agreeing to update continually the accuracy of the information required by the immediately preceding clauses (B) and (C) for as long as the nominee is a nominee or a director of the Company and (E) agreeing if elected as a director of the Company to comply with all corporate governance codes, policies and guidelines applicable to directors; and (vi) any other information regarding the nominee that would be

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CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

required to be disclosed in a proxy statement or other filings required to be made in connection with a contested solicitation of proxies for the election of directors. With respect to the stockholder submitting the nomination, the notice must contain: (1) the name and address, as they appear on the Company’s books, of the stockholder and any Stockholder Associated Person; (2) the class or series and number of shares or other securities of the Company directly or indirectly owned of record or beneficially by the stockholder or any Stockholder Associated Person; (3) any derivative positions held of record or beneficially by the stockholder or any Stockholder Associated Person as well as any hedging transactions or similar agreements; (4) any other information regarding the stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with a contested solicitation of proxies for the election of directors; and (5) a written statement whether either the stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of the Company’s voting shares. A stockholder who is interested in recommending a director nominee should request a copy of Nucor’s Bylaws by writing to the Company’s Corporate Secretary at Nucor Corporation, 1915 Rexford Road, Charlotte, North Carolina 28211. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the “universal proxy rules,” stockholders who intend to solicit proxies in support of director nominees at the 2024 annual meeting and who are not nominating directors through proxy access as described below must include the additional information required by Rule 14a-19(b) under the 1934 Act.

Nominating Directors through Proxy Access.    A stockholder, or a group of up to 20 stockholders, that has owned continuously for at least three years shares of Nucor common stock representing an aggregate of at least 3% of the voting power of our issued and outstanding shares, may nominate and include in Nucor’s proxy materials for an annual meeting of stockholders a number of director nominees equal to the greater of (i) two nominees or (ii) 20% of the Board, provided that the stockholder(s) and the director nominee(s) satisfy the requirements specified in our Bylaws. A stockholder, or a group of stockholders, who is interested in submitting a proxy access director nomination should request a copy of Nucor’s Bylaws by writing to the Company’s Corporate Secretary at Nucor Corporation, 1915 Rexford Road, Charlotte, North Carolina 28211.

For the 2024 annual meeting of stockholders, notice of proxy access director nominees must be delivered to, or mailed and received at, the Company’s principal executive offices not later than the close of business on the 120th day nor earlier than the close of business on the 150th day before the first anniversary of the date the definitive proxy statement was first released to stockholders in connection with the Annual Meeting. As a result, notice of proxy access director nominees must be delivered, or mailed and received, not earlier than the close of business on October 26, 2023 and not later than the close of business on November 25, 2023. However, in the event that the date of the 2024 annual meeting of stockholders is more than 30 days before or more than 60 days after May 11, 2024, notice by the stockholder, or the group of stockholders, to be timely must be so delivered, or mailed and received, not earlier than the close of business on the 150th day prior to the date of the 2024 annual meeting of stockholders and not later than the close of business on the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

How to Communicate with the Board of Directors and Non-Management Directors.    Stockholders and other interested parties can communicate directly with any of the Company’s directors by sending a written communication addressed to the individual director c/o Corporate Secretary at Nucor Corporation, 1915 Rexford Road, Charlotte, North Carolina 28211. Stockholders and other interested parties wishing to communicate with Mr. Kearney, as Lead Director, or with the non-management directors as a group may do so by sending a written communication addressed to Mr. Kearney c/o Corporate Secretary at the above address. All such communications are promptly reviewed before being forwarded to the addressee. Nucor generally will not forward to directors a communication that the Company determines to be primarily commercial in nature, relates to an improper or irrelevant topic or requests general information about the Company.

    2023 Proxy Statement    23

DIRECTOR COMPENSATION

In 2022, the Compensation and Executive Development Committee engaged Pearl Meyer to evaluate Nucor’s director compensation against the peer group of industrial and materials companies listed in the table on page 34 and director compensation survey data. The benchmarking showed that Nucor’s average total compensation was far below the median of the peer group. In view of the benchmarking results, the annual cash retainer for Board service was increased by $10,000 and the value of the annual stock award was increased by $15,000 effective May 2022. The following director compensation amounts reflect the May 2022 increases and the Lead Director retainer that became effective in September 2022.

Board/Committee Position	Annual Retainer ($)
Non-employee Director	135,000
Additional Retainer:
Lead Director	40,000
Audit Committee Chair	25,000
Compensation and Executive Development Committee Chair	20,000
Governance and Nominating Committee Chair	15,000

Mr. Topalian was named Chair on September 15, 2022. At that time, Mr. Walker stepped down as Non-Executive Chair and Mr. Kearney became Lead Director. The additional annual retainer for the Non-Executive Chair was $75,000.

In addition to the cash fees described above, non-employee directors are granted each June 1 shares of Company common stock under the Nucor Corporation 2014 Omnibus Incentive Compensation Plan (the “Omnibus Plan”). Directors may elect to receive their shares in the form of deferred stock units. The number of shares of Company common stock awarded was equal to the quotient of $165,000 ($230,000 for the Non-Executive Chairman) divided by the closing price of a share of Nucor common stock on the grant date (rounded down to the next whole share). All directors, other than Ms. Clayton, elected to receive their grant in the form of deferred stock units in 2022. The deferred stock units are fully vested on the grant date but are payable in the form of shares of Nucor common stock only after the termination of the director’s service on the Board.

The table below summarizes the compensation of each non-employee director who served on the Board for his or her Board and committee services during 2022. Directors who are also employees of Nucor (for 2022, Mr. Topalian) do not receive compensation (other than their compensation as employees of Nucor) for their service on the Board.

Name	Cash Fees ($)	Stock Awards ($) (1)		Total ($)
(a)	(b)	(c)		(h)
Norma B. Clayton	132,500	165,000	(2)	297,500
Patrick J. Dempsey	132,500	165,000	(3)	297,500
Christopher J. Kearney	162,650	165,000	(3)	327,650
Laurette T. Koellner	157,500	165,000	(3)	322,500
Michael W. Lamach	67,500	—	(4)	67,500
Joseph D. Rupp	132,500	165,000	(3)	297,500
John H. Walker	202,200	230,000	(5)	432,200
Nadja Y. West	132,500	165,000	(3)	297,500
(1)	The amounts shown represent the grant date fair value of annual equity awards. Our policy and assumptions made in the valuation of share-based payments are contained in Notes 2 and 16 of Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2022.

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DIRECTOR COMPENSATION

(2)	The number of shares granted and fully vested on June 1, 2022, based on a closing stock price on that day of $130.71, was 1,262 shares.

(3)	The number of deferred stock units granted to the non-employee directors and fully vested on June 1, 2022, based on the closing price of Nucor common stock on June 1, 2022 of $130.71, was 1,262 units.

(4)	Mr. Lamach was elected as a director effective September 1, 2022, and, therefore, did not receive a stock award in 2022.

(5)	The number of deferred stock units granted to the Non-Executive Chair and fully vested on June 1, 2022, based on the closing price of Nucor common stock on June 1, 2022 of $130.71, was 1,759 units.

The table below summarizes the total number of vested deferred stock units granted to the non-employee directors under the Omnibus Plan, the Nucor Corporation 2010 Stock Option and Award Plan (the “2010 Plan”) and the Nucor Corporation 2005 Stock Option and Award Plan (the “2005 Plan”) that were outstanding as of December 31, 2022.

Outstanding Equity Awards at Fiscal Year-End

Name	Number of Vested Stock Units (#) (1)	Market Value of Vested Stock Units ($) (2)

Norma B. Clayton	—	—
Patrick J. Dempsey	13,770	1,815,024
Christopher J. Kearney	36,198	4,771,258
Laurette T. Koellner	16,638	2,193,055
Michael W. Lamach	—	—
Joseph D. Rupp	6,148	810,368
John H. Walker	40,149	5,292,040
Nadja Y. West	6,148	810,368
(1)	Deferred stock units are granted June 1 each year and are fully vested on the grant date but are payable in the form of shares of Nucor common stock only after the termination of the director’s service on the Board of Directors. Ms. Clayton received her 2022 stock award in the form of 1,262 shares of Company stock. The shares are not an outstanding equity award and are not included in this table.

(2)	Represents the value of fully vested deferred stock units using the closing price of Nucor common stock of $131.81 on December 31, 2022.

Director Stock Ownership Guidelines.    To ensure that non-employee directors become and remain meaningfully invested in Nucor common stock, each non-employee director is required to own 7,000 shares of Nucor common stock (including deferred stock units). A non-employee director must meet the stock ownership requirement within five years of becoming a member of the Board. As of December 31, 2022, all of the non-employee directors were in compliance with the ownership requirement or in the first five years after becoming a director.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s report with respect to the Company’s audited consolidated financial statements for the year ended December 31, 2022 is as follows:

1.	The Audit Committee has reviewed and discussed the audited consolidated financial statements with Nucor’s management.

2.	The Audit Committee has discussed with PricewaterhouseCoopers LLP (referred to in this report as “PwC”), the Company’s independent registered public accounting firm, the audited consolidated financial statements and the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC.

3.	The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC that firm’s independence.

4.	The Audit Committee has reviewed and discussed with Nucor’s management and PwC management’s report on Nucor’s internal control over financial reporting and PwC’s attestation report on the effectiveness of Nucor’s internal control over financial reporting.

5.	Based on the reviews and the discussions referred to in paragraphs (1) through (4) above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

THE AUDIT COMMITTEE

Laurette T. Koellner, Chair

Norma B. Clayton

Patrick J. Dempsey

Christopher J. Kearney

Michael W. Lamach

Joseph D. Rupp

John H. Walker

Nadja Y. West

Fees Paid to Independent Registered Public Accounting Firm

For 2022 and 2021, fees billed for services provided by PwC were as follows:

	2022 ($)	2021 ($)

Audit Fees (1)	5,710,035	4,786,500
Audit-Related Fees	—	—
Tax Fees (2)	9,000	8,000
All Other Fees (3)	261,650	11,650
(1)	Audit fees consist of fees billed for professional services rendered in connection with the audit of Nucor’s annual consolidated financial statements and the review of Nucor’s interim consolidated financial statements included in Nucor’s Quarterly Reports on Form 10-Q and for services normally provided in connection with statutory and regulatory filings or engagements. Audit fees also include fees billed for professional services rendered in connection with the audit of the effectiveness of internal control over financial reporting.

(2)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

(3)	All other fees consist of fees billed for pre-implementation system reviews and for financial reporting literature.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be performed by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. All such services provided for 2022 were pre-approved by the Audit Committee. The Audit Committee concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence. The Audit Committee has delegated its authority to approve in advance all permissible non-audit services to be provided by PwC to the Chair of the Audit Committee; provided, however, any such services approved by its Chair shall be presented to the full Audit Committee at its next regularly scheduled meeting.

PROPOSAL 2:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm of Nucor for 2023. PricewaterhouseCoopers LLP has acted in such capacity for Nucor since 1989. The Audit Committee reviewed and discussed the performance of PricewaterhouseCoopers LLP for 2022 prior to its appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2023.

The Company expects that representatives of PricewaterhouseCoopers LLP will participate in the Annual Meeting, and the representatives will have an opportunity to make a statement if they desire to do so. The Company also expects that the representatives will be available to respond to appropriate questions from stockholders.

Stockholder ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2023 is not required by our Bylaws or otherwise. Nevertheless, the Board is submitting the appointment of PricewaterhouseCoopers LLP to the Company’s stockholders for ratification as a matter of good corporate governance. If the Company’s stockholders fail to ratify the appointment, the Audit Committee will reconsider its appointment of PricewaterhouseCoopers LLP. Even if the Company’s stockholders ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Nucor and its stockholders.

Vote Recommendation

The Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2023.

    2023 Proxy Statement    27

EXECUTIVE OFFICER COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Highlights of an Outstanding Year

•	Safest year in Nucor’s history – record-low injury and illness rate for the fourth consecutive year

•	Record earnings of $28.79 per share

•	Raised the dividend for the 50th consecutive year

•	Exceeded $10 billion of cash flow from operations

•	Returned approximately $3.3 billion to stockholders through dividends and share repurchases

Introduction

Our executive compensation program has consistently aligned with our performance as an industry leader that strives to generate profitable growth, maximize total stockholder return and promote a strong financial condition, while maintaining our commitment to safe and environmentally responsible operations.

Our stockholders are highly supportive of our program’s heavily leveraged, pay-for-performance structure. Approximately 95% of stockholders present in person or represented by proxy and entitled to vote on the matter at our 2022 annual meeting of stockholders approved the advisory vote on our 2021 named executive officer compensation.

Based on our outreach efforts, we believe stockholders appreciate the features of our executive compensation program that promote stability and facilitate smooth succession planning throughout the organization, and they understand the long-term nature of our projects and the critical need for a workforce that can weather the business cycle and continue to deliver industry-leading returns over the long term. Nucor teammates develop and progress through the Company, which allows us to execute on our multi-year, large-scale initiatives without disruption. Growing and developing our team from within is fundamental to who we are, with our executive team having an average of over 20 years of service.

This year’s Compensation Discussion and Analysis (referred to in this section and the “Executive Compensation Tables” section as “CD&A”) reviews the objectives and elements of Nucor’s executive compensation program and discusses the 2022 compensation earned by our named executive officers (“NEOs” or “Executive Officers”) listed in the table below. It also explains the actions the Compensation and Executive Development Committee of the Board (referred to in this section and the “Executive Compensation Tables” section as the “Committee”) took to keep the executive compensation program aligned with stockholder interests and expectations, positioning Nucor to continue to attract, retain and develop the best leadership talent in our industry.

Executive Officer	Principal Position
Leon J. Topalian	Chair, President and CEO
Stephen D. Laxton (1)	Chief Financial Officer, Treasurer and Executive Vice President
D. Chad Utermark	Executive Vice President - New Markets and Innovation
Daniel R. Needham	Executive Vice President - Commercial
K. Rex Query	Executive Vice President - Sheet and Tubular Products
James D. Frias (2)	Former Chief Financial Officer, Treasurer and Executive Vice President
MaryEmily Slate (3)	Former Executive Vice President - Commercial
(1)	Mr. Laxton became Chief Financial Officer, Treasurer and Executive Vice President on March 6, 2022.

(2)	Mr. Frias retired from the Company on June 11, 2022. He transitioned out of the role of Chief Financial Officer, Treasurer and Executive Vice President effective March 6, 2022.

(3)	Ms. Slate retired from the Company on June 11, 2022.

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COMPENSATION DISCUSSION AND ANALYSIS

Leadership Succession

James D. Frias retired from the Company on June 11, 2022. Mr. Frias served as Chief Financial Officer, Treasurer and Executive Vice President from January 1, 2010 until March 6, 2022, at which time he was succeeded by Stephen D. Laxton. Mr. Frias remained with the Company as Executive Vice President and Special Advisor to the CEO from March 6, 2022 until June 11, 2022. Prior to his appointment as Chief Financial Officer, Treasurer and Executive Vice President, Mr. Laxton served as Vice President of Business Development and Strategic Planning. He began his career at Nucor in 2003.

Stockholder Outreach and Board Responsiveness

Over the course of 2022, members of our senior management team held approximately 90 separate meetings with investors to share the details of our strategy and explain the drivers of our performance. These were largely in-person meetings at Nucor facilities and investor conferences, but also included video conferences and telephone calls. In November 2022, the executive leadership team delivered a detailed presentation on Nucor’s strategic priorities and growth initiatives to more than 100 investors and analysts at a Nucor Investor Day event held at the New York Stock Exchange.

Included in our broader investor outreach program were deliberate engagement efforts with the stewardship teams of our largest stockholders (collectively controlling approximately 40% of our shares outstanding), principally to update them on our initiatives to reduce greenhouse gas emissions.

Throughout these efforts, our culture as a driver of performance and competitive advantage was a frequent theme. We believe our stockholders have an understanding of, and support for, the performance-based compensation programs that we utilize to incentivize performance and cohesion throughout Nucor.

In particular, we heard the following from our stockholders:

•

Endorsement for the principles at the core of our executive compensation program — maintaining a heavy emphasis on variable pay/total compensation and retaining key talent and team-based incentives that align with the long-term investment philosophies of our stockholders; and

•

Expectation for clear disclosure of our executive compensation program — our stockholders expect ongoing and open dialogue and clear and concise disclosure of our compensation program through the proxy statement.

Management presented summaries of the stockholder outreach activity and the feedback from stockholders to the Committee at its meetings throughout the year. The Committee regularly considers stockholder feedback as they make compensation decisions.

EXECUTIVE SUMMARY

2022 Business Overview

Over the course of 2022, our team delivered outstanding financial and operating results while working safely and responsibly. We set several financial records in 2022, with consolidated net earnings of $7.61 billion and diluted earnings per share of $28.79, surpassing the records set in 2021. Our record financial performance is the result of years of work investing to strategically position and grow our portfolio of capabilities across the steel value chain.

Setting a record low injury and illness rate for 2022 meant that we improved once again upon our outstanding safety record over the last four years. In the face of uncertain and, at times, volatile market conditions, our teammates stayed focused on our goal of becoming the world’s safest steel company, and on our mission to grow the core, expand beyond and live our culture.

By executing operationally across our business lines and, in parallel, investing in Nucor’s future, we are generating attractive returns for our stockholders and positively impacting our local communities. Our return on invested capital (ROIC) for 2022 was 35%. In December 2022, we announced an increase in our regular quarterly cash dividend to $0.51 per share. Nucor has increased its base dividend for 50 consecutive years – every year since it first began paying dividends in 1973.

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COMPENSATION DISCUSSION AND ANALYSIS

With our pay-for-performance compensation system, our outstanding performance also rewards our teammates across all levels of the Company. Our teammates participate in bonus plans and profit sharing that align their pay with our financial performance. Our profit-sharing plan (in which our officers do not participate) provided our teammates with record current income and retirement plan contributions of nearly $1 billion for 2022.

Our leadership team continues to execute on our business strategy, which drives growth through targeted capital projects to improve our products and reduce our costs, as well as through acquisitions to enhance our competitiveness or expand our capabilities. This consistent long-term focus has enabled us to outperform our steel competitors and keep pace with other leading industrial companies, positioning us as a leader in our industry in safety, profitability and sustainability. We pioneered the use of recycling to make new steel, which has given us a leadership position as one of the cleanest steelmakers in the world, and we are capitalizing on the opportunity to supply the sustainable steel that is building our 21st century economy.

How ESG Impacts Compensation Decisions

Share the Pain, Share the Gain: Nucor’s Approach to Executive Compensation

Nucor designed and built its executive compensation program with pay-for-performance at its core. The result is a program that is highly leveraged – the majority of our executive compensation is variable and directly linked to Nucor’s relative performance and the value created for its stockholders. Below is an overview of the key features of our program:

•

Base salaries are generally set below the market median for similar size industrial and materials companies. Accordingly, the Committee recognizes that Executive Officers may earn below median levels of compensation when Nucor’s performance is below its peers, even if an Executive Officer’s individual performance may be superior. This practice has resulted, and may result in the future, in Executive Officers earning less than their peer company counterparts.

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COMPENSATION DISCUSSION AND ANALYSIS

•

The incentive plans measure performance relative to two performance comparator groups: the Steel Comparator Group and the General Industry Comparator Group. The companies included in these comparator groups are reviewed annually by the Committee. Please see “The Role of Compensation Peer Companies and Performance Comparator Groups – Performance Comparator Groups” beginning on page 34 of this CD&A for more information. The incentive plans are designed to pay well when performance is high and potentially not pay any incentive if performance is poor.

•

Through a multi-year business cycle, total compensation outcomes should be aligned with the median of Nucor’s steel company peers and other similar size industrial and materials companies. The incentive plans are based on analysis that assumes some years of lower performance where no payouts may be earned and some years where maximum payouts may be achieved – to reflect fluctuations in economic activity and performance relative to peers.

•

A significant amount of equity must be held until retirement. Nucor maintains a higher-than-market level stock ownership requirement, which aligns the interests of our Executive Officers with those of our stockholders.

•

Nucor takes an egalitarian approach to providing benefits to our employees. In fact, certain benefits, such as Nucor’s Profit Sharing, Scholarship Program, Employee Stock Purchase Plan, Extraordinary Bonus and Service Awards Program are not available to Executive Officers, and Executive Officers do not receive significant executive perquisites, such as company cars, country club memberships or personal use of corporate aircraft.

The bottom line is that for any given year, if Nucor performs poorly, Executive Officers will be paid below the market median. On the other hand, if performance is outstanding, Executive Officers will be paid above the market median. By providing this balanced compensation approach, Nucor provides Executive Officers with a reasonable measure of security regarding the minimum level of compensation they are eligible to receive, while motivating them to focus on the business measures that will produce a consistently high level of performance for Nucor and return for its stockholders. Decisions with regard to the actual amount or value of compensation granted to each Executive Officer are based on actual Nucor performance. Individual performance does not influence incentive plan payouts.

2022 Compensation Overview

Below is an overview of how our executive compensation plans functioned in 2022:

•

Base salaries: Base salaries were materially increased. Compensation benchmarking showed that after no salary increases in 2021 (other than for those Executive Officers who were promoted), our compensation levels had fallen behind our peer group.

•

Annual incentives: Our Executive Officers earned an annual incentive under the AIP reflecting Nucor’s return on equity (“ROE”) and return on average invested capital (“ROAIC”) performance as compared to the Steel Comparator Group. Our outstanding 2022 performance resulted in a near maximum AIP payout.

•

Long-term incentives: The LTIP rewarded Executive Officers for Nucor’s outstanding performance during the three-year performance period ended December 31, 2022, resulting in a 180% of target payout, based on performance relative to the Steel Comparator Group (ranked second out of six) and performance relative to the General Industry Comparator Group (ranked first out of 11). Please see “The Role of Compensation Peer Companies and Performance Comparator Groups – Performance Comparator Groups” beginning on page 34 of this CD&A for descriptions of the performance comparator groups. In 2022, performance RSUs were granted based on Nucor’s ROE performance for the preceding year. In addition, time vesting RSUs and stock options were granted in 2022.

The Committee has the right to exercise discretion to reduce an incentive plan payout to ensure that payouts from any incentive plan produce their desired result. However, the Committee may not exercise discretion to increase a payout. For 2022, the Committee reviewed the payouts and determined that the incentive plan payouts were appropriate and, therefore, did not reduce the incentive plan payouts.

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COMPENSATION DISCUSSION AND ANALYSIS

Best Practice Compensation Governance Features

Our executive compensation program is grounded in the following policies and practices, which promote sound compensation governance, reflect our executive compensation philosophy and further align our Executive Officers’ interests with those of our stockholders.

What We Do		What We Don’t Do
✓	Place a heavy emphasis on variable compensation	x	Provide “single trigger” change in control severance benefits or equity vesting
✓	Require significant stock ownership and holding requirements	x	Offer significant perquisites
✓	Subject incentive compensation to a clawback policy	x	Pay excise tax gross-ups on change in control payments
✓	Conduct annual compensation risk assessments	x	Permit hedging, pledging or short selling of Company stock
✓	Use an independent compensation consultant	x	Frequently change plan designs
✓	Reach out to discuss our compensation plans with our stockholders

In response to stockholder feedback, in February 2022, the Committee approved the elimination of “single trigger” equity vesting upon a change in control for all future equity awards.

WHAT GUIDES OUR PROGRAM

Program Aligned with Strategy

Nucor’s executive compensation program continues to support our strategy. We expect to achieve the sustained creation of incremental stockholder value by growing our core businesses through disciplined execution, selectively expanding beyond our traditional product offerings into adjacent areas where we believe we can create and build on a sustainable competitive advantage and living our Nucor culture each day.

Our culture values safety above all else, relies on trust and open communications to facilitate the teamwork that is essential to driving results and remains committed to the community stewardship that is critical to building trust among all our stakeholders, helping to ensure that we can all succeed together.

Our Executive Compensation Philosophy

Nucor believes that executive compensation should be commensurate and aligned with the performance of Nucor and the creation of long-term stockholder value. To this end, our executive compensation program is designed to pay above the market median when Nucor’s performance is outstanding and provide compensation below the market median when performance is below Nucor’s peers. The following key principles form the core of our executive compensation philosophy:

Key Principle	Description
Pay for Performance	A significant portion of total compensation should be variable and dependent upon the attainment of certain specific and measurable annual and long-term performance objectives.
Attraction and Retention	The executive compensation program should enable the Company to attract highly talented people with exceptional leadership capabilities and to retain high-caliber talent.
Team-Based Incentives

All of Nucor’s incentives are team-based. Across the organization, Nucor teammates win and lose together. When Nucor performs well, all teammates earn more. When our performance is less than expected, our teammates earn less. Our pay programs support our team-based culture.

Stockholder Alignment

Executive Officers should be compensated through pay elements (base salaries and annual and long-term incentives) designed to create long-term value for our stockholders and to reinforce a strong culture of ownership.

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COMPENSATION DISCUSSION AND ANALYSIS

Our executive compensation philosophy is supported by the following elements of our executive compensation program:

Compensation Element	Form	Description
Base Salary	Cash (Fixed)

Provides a guaranteed rate of pay commensurate with an Executive Officer’s job scope, level of responsibilities, experience and tenure, but generally set below the market median of similar positions at similar size industrial and materials companies.

Annual Incentives	Cash (Variable)	Provides Executive Officers an opportunity to receive annual cash incentive awards based on Nucor’s ROE and annual ROAIC.
Long-Term Incentives	Equity (Mix of Fixed and Variable) and Cash (Variable)	Rewards performance over multi-year periods and growth in long-term stockholder value.

These compensation elements provide a balanced mix of guaranteed compensation and variable, at-risk compensation with an emphasis on performance-based annual and long-term incentives. The Committee annually considers adjustment to base salaries (which impact incentive plan opportunities) and periodically reviews the level of annual and long-term incentives to ensure that the mix of base salary and annual and long-term incentives, and the target incentive opportunities, are appropriate to accomplish the goal of paying near the market median total compensation for industrial and materials companies of similar size over a multi-year business cycle.

Pay Mix

As illustrated below, the majority of total direct compensation opportunity of our CEO and other Executive Officers is performance-based at-risk (76% and 75%, respectively). In addition, the majority of target compensation of the CEO and other Executive Officers is long-term (75% and 61%, respectively). The graphs depict the mix of total target direct compensation set for our CEO and other Executive Officers for the 2022 plan year.

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COMPENSATION DISCUSSION AND ANALYSIS

The Role of Compensation Peer Companies and Performance Comparator Groups

Compensation Peer Companies.    Nucor periodically benchmarks Executive Officer compensation to ensure that the compensation opportunities are reasonable. Nucor does not set compensation according to benchmark data. The Committee’s only formal relationship with benchmark data is generally to set base salaries below the market median.

In December 2021, Pearl Meyer provided the Committee with the results of its benchmarking of Nucor’s compensation against the 21 Compensation Peer Companies listed in the table below. In addition to benchmarking Executive Officer compensation at target and actual levels of pay, the Committee completed an exercise to understand how the compensation of Executive Officers compared to compensation of the peer group at various levels of performance (below threshold, threshold, target and maximum). Nucor’s compensation philosophy is to pay below market when performance is below peers and to pay above market when performance is outstanding. The intent is to provide market levels of compensation over the business cycle.

3M Company	Emerson Electric Co.	PACCAR Inc
Caterpillar Inc.	Freeport-McMoRan Inc.	Parker-Hannifin Corporation
Cleveland-Cliffs Inc.	General Dynamics Corporation	PPG Industries, Inc.
Cummins Inc.	Honeywell International Inc.	Steel Dynamics, Inc.
Danaher Corporation	Illinois Tool Works Inc.	Textron Inc.
Deere & Company	International Paper Company	Trane Technologies plc
Eaton Corporation plc	Northrop Grumman Corporation	United States Steel Corporation

Some of the above companies are included in the Steel Comparator Group or the General Industry Comparator Group used in the incentive plans as described below. However, these companies were chosen based on size and industry, while the companies used in the incentive plans are all steel companies in the case of the Steel Comparator Group or met the criteria discussed below in the case of the General Industry Comparator Group. The Committee does not benchmark compensation levels and practices against the companies in the Steel Comparator Group because some of them are substantially smaller than Nucor. The Committee does not benchmark compensation to the General Industry Comparator Group because compensation data from these companies may result in above median benchmark data due to their higher than median performance.

Performance Comparator Groups.    The Committee believes that performance should be measured both in absolute terms (meaning based on achieving or exceeding performance measures established by the Committee) and relative to other companies. Two performance comparator groups are used to measure relative performance: the Steel Comparator Group and the General Industry Comparator Group. These comparator groups are used in the AIP and the LTIP – they are not used for purposes of benchmarking compensation.

The Committee reviews the performance comparator groups annually. Companies may be added to or dropped from the performance comparator groups based on product mix (in the case of the Steel Comparator Group) or business changes, performance or product mix (in the case of the General Industry Comparator Group). The Committee designates the members of each performance comparator group at the beginning of each performance period. Since some of the performance periods are as long as three years, it is possible that the performance comparator group used for one performance period may differ from the group used in a different performance period.

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COMPENSATION DISCUSSION AND ANALYSIS

The performance comparator groups for performance periods that began in 2022 are comprised of the following companies:

Comparator Group	Criteria	Who They Are
Steel	› Must be a group of not less than five steel industry competitors; and › Competitors defined as companies with product offerings similar to Nucor’s.	• Cleveland-Cliffs Inc. • Commercial Metals Company • Schnitzer Steel Industries, Inc. • Steel Dynamics, Inc. • TimkenSteel Corporation • United States Steel Corporation
General Industry	› Must be a group of not less than 10 companies in capital-intensive industries; and › Be well-respected, capital-intensive companies that have performed well over a long period of time.	• 3M Company • Caterpillar Inc. • Cummins Inc. • Emerson Electric Co. • General Dynamics Corporation • Honeywell International Inc.	• Illinois Tool Works Inc. • International Paper Company • Parker-Hannifin Corporation • PPG Industries, Inc.

2022 EXECUTIVE COMPENSATION IN DETAIL

Determination of 2022 Compensation

In making its determinations with respect to executive compensation for 2022, the Committee was supported by A. Rae Eagle, Nucor’s Vice President and Corporate Secretary, and Donovan E. Marks, Nucor’s Vice President of Human Resources and Safety. In addition, the Committee engaged the services of Pearl Meyer to serve as its independent compensation consultant and, in such capacity, to assist the Committee’s review and determination of the compensation of the Executive Officers. Pearl Meyer also was retained to assist the Committee with additional projects, including benchmarking Executive Officer compensation, reviewing and developing alternatives for the performance comparator groups, reviewing the incentive plans, monitoring trends in executive and non-employee director compensation, preparing tally sheets and assisting in the preparation of this CD&A.

The Committee retained Pearl Meyer directly although, in carrying out its assignments, Pearl Meyer also interacted with Nucor management when necessary and appropriate. Specifically, the Vice President and Corporate Secretary and the Vice President of Human Resources and Safety interacted with Pearl Meyer to provide compensation and performance data for Executive Officers and Nucor. In addition, Pearl Meyer may, in its discretion, seek input and feedback from the CEO and the Chief Financial Officer regarding its work product prior to presenting such work product to the Committee to confirm the work product’s alignment with Nucor’s business strategy, determine what additional data needs to be gathered or identify other issues, if any.

The Committee frequently requested Mr. Topalian, as CEO, to be present at Committee meetings where executive compensation and Company performance were discussed and evaluated. Mr. Topalian was free to provide insight, suggestions or recommendations regarding executive compensation during these meetings or at other times; however, only independent Committee members were allowed to vote on decisions made regarding executive compensation.

The Committee met separately with the CEO to discuss his compensation, but the Committee made decisions regarding Mr. Topalian’s compensation in executive session, based solely upon the Committee’s deliberations. The Committee’s decisions regarding the compensation of Executive Officers (other than the CEO) were made after considering recommendations from the CEO.

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COMPENSATION DISCUSSION AND ANALYSIS

Base Salary

No salary increases were made in 2021 except for those Executive Officers receiving a promotion. In 2021, we benchmarked compensation and found that our Executive Officer compensation had fallen behind the market. Therefore, we made large salary increases in 2022 to bring our executives closer to the market median. The Committee’s goal is to set Executive Officers’ base salaries near or below the market median base salary level for comparable positions at similar size industrial and materials companies, because of the Committee’s desire to orient Executive Officers’ total pay significantly toward variable, at-risk incentive compensation. When promoted, Executive Officer salaries are set below the market median. As Executive Officers gain experience and perform, they may receive larger increases to move them closer to the median of the benchmark data. Base salaries for 2022 were as follows:

Executive Officer	2022 Base Salary ($)	2021 Base Salary ($)	% Change
Leon J. Topalian (1)	1,400,000	1,000,000	40.0%
Stephen D. Laxton (2)	—	—	—
D. Chad Utermark	621,600	550,000	13.0%
Daniel R. Needham	560,000	464,900	20.5%
K. Rex Query	560,000	464,900	20.5%
James D. Frias	683,800	638,000	7.2%
MaryEmily Slate	600,000	482,000	24.5%
(1)	Mr. Topalian’s salary was in the zero percentile of the Compensation Peer Companies. A large increase was made to bring him near the median.

(2)	On March 6, 2022, Mr. Laxton was elected Chief Financial Officer, Treasurer and Executive Vice President and his salary was increased from $318,200 to $550,000.

Annual Incentives

The AIP provides Executive Officers an opportunity to receive annual cash incentive awards based on Nucor’s annual performance. The incentive opportunity is expressed as a percentage of base salary.

Seventy-five percent of the maximum award available under the AIP is earned based on Nucor’s ROE and 25% of the maximum award available under the AIP is earned based on Nucor’s annual ROAIC compared to the annual ROAIC of members of the Steel Comparator Group (identified on page 35). The allocation of the AIP award between the two performance measures is as follows:

		Maximum AIP Performance Award Payment (% of Base Salary)
Performance Measure	% of Maximum AIP Performance Award	CEO	Other Executive Officers
ROE	75%	300%	225%
Annual ROAIC—Steel Comparator Group	25%	100%	75%
Total Maximum AIP Performance Award		400%	300%

For 2022, the Committee set the threshold, target and maximum ROE levels as follows:

		Performance Award Payment (% of Base Salary)
	ROE	CEO	Other Executive Officers
Threshold	3%	20%	20%
Target	8%	100%	100%
Maximum	16%	300%	225%

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COMPENSATION DISCUSSION AND ANALYSIS

A prorated incentive award is earned for ROE between 3% at threshold, 8% at target and 16% at maximum.

The Committee also set the ROAIC portion of the AIP award for 2022 that could be earned based on Nucor’s annual ROAIC compared to the annual ROAIC of members of the Steel Comparator Group as follows:

		AIP Performance Award Payment (% of Base Salary)
Steel Comparator Group Rank (1)	% of Performance Award Opportunity	CEO	Other Executive Officers

1	100.00%	100.00%	75.00%
2	90.00%	90.00%	67.50%
3	75.00%	75.00%	56.25%
4	60.00%	60.00%	45.00%
5	45.00%	45.00%	33.75%
6	25.00%	25.00%	18.75%
7	0.00%	0.00%	0.00%
(1)	The table represents potential AIP awards for 2022 annual ROAIC performance. This portion of the incentive is intended to reward performance against other steel companies. The comparator group for future years may include more comparator companies. The potential awards are adjusted to reflect the number of comparator companies in the group.

Executive Officers may elect to defer up to one-half of their AIP award into Nucor common stock units. The AIP provides an incentive for Executive Officers to defer their AIP awards by providing a grant of additional Nucor common stock units equal to 25% of the number of common stock units deferred. An Executive Officer is always vested in the common stock units attributable to the deferred award. The deferral incentive units become vested upon the Executive Officer’s attainment of age 55, death or disability while employed by Nucor. The vested common stock units are distributed to the Executive Officer in the form of Nucor common stock following the Executive Officer’s retirement or other termination of employment. Dividend equivalents are paid on deferred common stock units (including the deferral incentive units) in cash within 30 days of when stockholder dividends are paid.

Five Executive Officers – Messrs. Topalian, Laxton, Utermark, Needham and Frias – elected to defer a portion of their AIP award payout in 2022.

2022 Performance Results and AIP Payout

Based on Nucor’s ROE of 46.26% and being ranked second within the Steel Comparator Group for ROAIC for 2022, the CEO and the other Executive Officers earned total AIP awards of 390.00% and 292.50% of base salary, respectively, as follows:

	2022 Result	Performance Award Payment (% of Base Salary)
Performance Measure		CEO	Other Executive Officers

ROE	46.26%	300.00%	225.00%

Annual ROAIC — Steel Comparator Group	2nd	90.00%	67.50%

Total		390.00%	292.50%

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COMPENSATION DISCUSSION AND ANALYSIS

These performance results for 2022 yielded the following AIP payouts:

	2022 Base Salary ($)	AIP Award Payout
Executive Officer		Deferred ($) (1)	Paid in Cash ($)	Total ($)
Leon J. Topalian	1,400,000	546,000	4,914,000	5,460,000
Stephen D. Laxton (2)	509,356	148,986	1,340,879	1,489,865
D. Chad Utermark	621,600	363,636	1,454,544	1,818,180
Daniel R. Needham	560,000	327,600	1,310,400	1,638,000
K. Rex Query	560,000	—	1,638,000	1,638,000
James D. Frias (2)	303,495	443,861	443,861	887,722
MaryEmily Slate (2)	266,301	—	778,932	778,932
(1)	Messrs. Topalian and Laxton elected to defer 10%, Messrs. Utermark and Needham elected to defer 20% and Mr. Frias elected to defer 50% of their AIP payout and received additional stock units having a value equal to 25% of their deferred amount.
(2)	Mr. Laxton was promoted during the year, and Mr. Frias and Ms. Slate retired during the year. Mr. Laxton’s AIP award was based upon the prorated salary shown in the table that was paid to him during the year. The AIP awards for Mr. Frias and Ms. Slate were based upon the salary shown in the table that was paid to them through their retirement.

Long-Term Incentives

Long-term incentives are used to balance the short-term focus of the AIP by rewarding performance over multi-year periods and growth in long-term stockholder value. Executive Officers receive long-term incentives in the following forms:

•	Cash and restricted stock through the three-year performance-based awards under the LTIP;

•	RSUs that vest over time;

•	Performance RSUs based on ROE performance; and

•	Stock options.

The Committee believes that one-half of the three-year LTIP awards should be earned relative to performance as compared to the Steel Comparator Group and the other half earned relative to performance as compared to the General Industry Comparator Group. The Committee believes that this plan design provides an incentive to perform better than steel industry competitors, as well as other capital-intensive companies. The Committee also believes it is appropriate to provide a level of retention through time vesting RSUs, alignment with stockholders through stock options and an opportunity to earn performance RSUs based on ROE performance.

The Long-Term Incentive Plan – Long-term performance compensation based on relative ROAIC performance

Executive Officers earn incentive compensation under the LTIP based on Nucor’s performance during the LTIP’s performance periods. The performance periods commence every January 1 and last for three years.

The target award under the LTIP for each performance period is a number of shares of Nucor common stock. For the performance period that began January 1, 2020, the target number of shares was determined by dividing 170% (200% for the CEO) of each Executive Officer’s annual base salary rate as of the beginning of the performance period by the closing price of Nucor common stock on the last trading day immediately preceding the first day of the performance period.

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COMPENSATION DISCUSSION AND ANALYSIS

The targets for the performance period that began January 1, 2020 and ended December 31, 2022, for the Executive Officers were as follows:

Executive Officer	Base Salary at the Beginning of the Performance Period ($)	170% of Base Salary (200% for the CEO) ($)	Nucor Stock Price 12/31/19 ($)	Target Award Number of Shares (#)

Leon J. Topalian	1,000,000	2,000,000	56.28	35,537

Stephen D. Laxton (1)	—	—	—	7,518

D. Chad Utermark	550,000	935,000	56.28	16,613

Daniel R. Needham (2)	—	—	—	11,050

K. Rex Query (3)	—	—	—	11,228

James D. Frias (4)	638,000	1,084,600	56.28	15,524

MaryEmily Slate (4)	482,000	819,400	56.28	11,728
(1)	During the performance period that began January 1, 2020 and ended December 31, 2022, Mr. Laxton was promoted to EVP effective March 6, 2022. His target number of shares was calculated by prorating his salary and target opportunity at the beginning of the performance period ($266,150 and 85%, respectively) and his salary and target opportunity upon his promotion ($550,000 and 170%, respectively).
(2)	During the performance period that began January 1, 2020 and ended December 31, 2022, Mr. Needham was promoted to EVP effective February 1, 2021. His target number of shares was calculated by prorating his salary and target opportunity at the beginning of the performance period ($381,000 and 85%, respectively) and his salary and target opportunity upon his promotion ($464,900 and 170%, respectively).
(3)	During the performance period that began January 1, 2020 and ended December 31, 2022, Mr. Query was promoted to EVP effective January 1, 2021. His target number of shares was calculated by prorating his salary and target opportunity at the beginning of the performance period ($370,700 and 85%, respectively) and his salary and target opportunity upon his promotion ($464,900 and 170%, respectively).
(4)	Mr. Frias and Ms. Slate both retired on June 11, 2022. Their target performance awards were prorated based on the number of months they were employed by Nucor and participated in the LTIP (29) and the number of months in the performance period (36).

The maximum award that an Executive Officer may earn under the LTIP is equal to 200% of the target number of shares.

Fifty percent of the LTIP award is based on Nucor’s ROAIC for the performance period relative to the Steel Comparator Group based on the table below. The remaining 50% of the award is based on Nucor’s ROAIC for the performance period relative to the General Industry Comparator Group based on the table below.

A maximum award of 200% of target may be earned if Nucor ranks first relative to the Steel Comparator Group (which earns 100% of target) and ranks first or second relative to the General Industry Comparator Group (which earns an additional 100% of target).

Steel Comparator Group (1)		General Industry Comparator Group (1)
Rank	Award as a % of Target	Rank	Award as a % of Target
1	100%	1 or 2	100%
2	80%	3 or 4	80%
3	60%	5 or 6	60%
4	40%	7 or 8	40%
5	20%	9	20%
6	0%	10 or 11	0%

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COMPENSATION DISCUSSION AND ANALYSIS

(1)	These tables represent the potential awards based on the LTIP performance period that began January 1, 2020 and ended December 31, 2022. The comparator group for other performance periods may include more or fewer comparator companies. The potential awards are adjusted to reflect the number of comparator companies in the group.

One-half of each LTIP award is paid in cash and the other half is paid in restricted stock. Restricted stock vests one-third on each of the first three anniversaries of the award date, or upon the Executive Officer’s attainment of age 55, death or disability while employed by Nucor.

An Executive Officer may defer delivery of the restricted stock portion of an LTIP award until the Executive Officer’s retirement or other termination of employment. Nucor does not provide an incentive for the deferral of LTIP restricted stock awards. Dividend equivalents are paid in cash on deferred restricted stock awards within 30 days of when stockholder dividends are paid.

2022 Performance Results and LTIP Payout

Nucor’s ROAIC of 80.51% for the LTIP performance period that began January 1, 2020, and ended December 31, 2022 was ranked second relative to members of the Steel Comparator Group (second out of six) and ranked first relative to the General Industry Comparator Group (first out of 11).

These rankings resulted in the following performance award as a percentage of targets:

Performance Measure	ROAIC	Ranking	Performance Award as a % of Target Number of Shares
ROAIC — Steel Comparator Group	80.51%	2nd	80%
ROAIC — General Industry Comparator Group	80.51%	1st	100%
Total			180%

The resulting payouts were as follows:

Executive Officer	Target Award Number of Shares	Performance Award as a % of Target	Shares Earned

Leon J. Topalian	35,537	180%	63,966

Stephen D. Laxton	7,518	180%	13,532

D. Chad Utermark	16,613	180%	29,904

Daniel R. Needham	11,050	180%	19,890

K. Rex Query	11,228	180%	20,211

James D. Frias	15,524	180%	27,944

MaryEmily Slate	11,728	180%	21,111

Nucor paid one-half of the LTIP award in cash and the other half in the form of restricted shares of Nucor common stock in March 2023, except Mr. Needham elected to defer payment of the 9,944 restricted shares of Nucor common stock (100% of the portion of the LTIP award he earned that was payable in the form of restricted shares).

Time-Based Restricted Stock Units – Long-term time-vesting compensation

The Committee believes that a grant of time-based RSUs aligns Executive Officers’ interests with those of stockholders, provides significant retentive characteristics and balances the significant amount of performance-based compensation provided. The time-based RSUs represent approximately 8% to 14% of an Executive Officer’s compensation. Each June 1, time-based RSUs are granted to each Executive Officer. One-third of the time-based RSUs become vested on each of the first three anniversaries of the June 1 award date, upon the Executive Officer’s retirement (as defined below) or upon the Executive Officer’s death or disability while employed by Nucor.

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COMPENSATION DISCUSSION AND ANALYSIS

The total number of time-based RSUs granted is determined for each Executive Officer position by dividing the dollar amount shown below by the closing price of Nucor’s common stock on the annual June 1 grant date. The following schedule was effective for grants on June 1, 2022:

Position	Time-Based RSU Market Value ($)

President and CEO	2,000,000	(1)

Chief Financial Officer and Chief Operating Officer	300,000

Executive Vice Presidents	300,000
(1)	The President and CEO’s time-based RSUs were increased for 2022 in order to move the fixed amount of compensation closer to the 25th percentile of the compensation peer group.

Performance-Based Restricted Stock Units — Long-term compensation based on ROE performance

Performance-based RSUs are granted based on Nucor’s ROE performance. The Committee believes that performance-based RSUs align Executive Officers’ interests with those of stockholders and provide significant retentive characteristics. Each June 1, performance-based RSUs are granted contingent on Nucor’s ROE for the prior year. One-third of the performance-based RSUs become vested on each of the first three anniversaries of the June 1 award date, upon the Executive Officer’s retirement (as defined below) or upon the Executive Officer’s death or disability while employed by Nucor.

The threshold ROE required for a grant of performance-based RSUs is 3%. The maximum number of performance-based RSUs is granted for ROE of 20% or more.

The number of performance-based RSUs granted is determined for each Executive Officer’s position as of May 31 of the performance year (2021 for the June 1, 2022 grants) by dividing the dollar amount shown below (prorated for ROE between any of the levels shown below) by the closing price of Nucor’s common stock on the annual June 1 grant date. The following schedule was effective for grants on June 1, 2022:

	Performance RSUs Market Value (Based on Prior Fiscal Year ROE)
Position	3% ROE ($)	10% ROE ($)	12.5% ROE ($)	15% ROE ($)	20% ROE ($)
President and CEO	750,000	1,100,000	2,500,000	3,000,000	5,000,000
Chief Financial Officer and Chief Operating Officer	450,000	625,000	750,000	1,530,000	2,500,000
Executive Vice Presidents	325,000	450,000	540,000	1,100,000	2,500,000

Retirement for purposes of the RSUs is defined as Committee-approved retirement upon termination of employment and completion of the following age and service requirements:

Age	65	64	63	62	61	60	59	58	57	56	55
Years of Service	-0-	2	4	6	8	10	12	14	16	18	20

    2023 Proxy Statement    41

COMPENSATION DISCUSSION AND ANALYSIS

2022 Performance-Based RSU Awards

On June 1, 2022, as a result of 2021 ROE of 55%, Executive Officers received performance RSUs with the following values:

Position	Grant Date Value of Performance-Based RSUs ($) (1)

Leon J. Topalian	5,000,000

Stephen D. Laxton (2)	249,333

D. Chad Utermark	2,500,000

Daniel R. Needham	2,500,000

K. Rex Query	2,500,000

James D. Frias	2,500,000

MaryEmily Slate	2,500,000
(1)	The actual number of RSUs granted is rounded down to the nearest full unit.
(2)	Mr. Laxton was a Vice President on May 31, 2021 and received performance-based RSUs based on the Vice President grant schedule.

Stock Options — Long-term performance compensation based on stock price

On June 1, 2022, the Committee granted stock options to each Executive Officer in the amounts shown in the table below with the following grant values:

Position	Grant Date Value of Options Granted ($) (1)

President and Chief Executive Officer	1,750,000

Chief Financial Officer and Chief Operating Officer	250,000

Executive Vice Presidents	250,000
(1)	The actual number of stock options granted is rounded down to the nearest full option.

The stock options vest on the third anniversary of the grant date or upon the Executive Officer’s death, disability or retirement (same as for RSUs above) and have a 10-year term.

Supplemental Retirement Plan

Human capital management has always been important to Nucor. Succession planning and leadership development are woven into our culture. The average tenure of our executive team exceeds 20 years. Our compensation programs are designed to retain employees for their career.

As a result of our constant focus on our internal talent pipeline, in 2022 we continued our planned and seamless succession planning by promoting new executive officers, including our Chief Financial Officer. Our compensation programs are an integral part of our human capital management objectives — balancing variable incentive compensation with programs that support long service. One such program is our supplemental retirement plan.

The supplemental retirement plan is designed to provide compensation at the end of an executive officer’s career. The plan covers EVPs and above and provides:

•	A retirement benefit that is earned during their service as an EVP or more senior executive;

•	A normal retirement benefit equal to 3.36 times their final monthly salary for 24 months upon retirement after age 60 or after age 58 and completion of seven years of service as an EVP or above;

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COMPENSATION DISCUSSION AND ANALYSIS

•	An early retirement benefit equal to 50% of the accrued retirement benefit upon retirement prior to satisfying the requirements for normal retirement; and

•	A pre-retirement disability, death or not for cause termination benefit equal to the greater of the accrued retirement benefit or 50% of the normal retirement benefit.

The benefit under this plan is subject to strict restrictive covenants, including robust non-competition and non-solicitation provisions. If the participant violates the restrictive covenants, the benefit is forfeited and subject to clawback.

This design is intentional — it strongly supports our human capital management objectives as they relate to succession planning and retention of our valuable internal talent pool. It works in conjunction with our highly variable pay program, which pays below market when performance is below expectations. Further details of this program are included in the Nonqualified Deferred Compensation Table on page 49.

OTHER PRACTICES, POLICIES AND GUIDELINES

Stock Ownership Guidelines

Executive Officers have an opportunity to earn a significant number of Nucor shares, and the Committee considers executive stock ownership a key element of the Nucor culture. Executive Officers are required to hold a significant number of shares as outlined below:

Chair, President and CEO	At least 150,000 shares
Chief Financial Officer and Chief Operating Officer	At least 50,000 shares
Executive Vice Presidents	At least 50,000 shares

The above guidelines are higher than the median guidelines for Nucor’s steel company peers and other industrial and materials companies of similar size. Based on our December 31, 2022 closing stock price of $131.81, the Chief Executive Officer must hold over 14 times his salary.

Executive Officers have five years to achieve ownership of the guideline number of shares. On an annual basis, the Committee monitors each Executive Officer’s compliance with the ownership guideline or, if applicable, the Executive Officer’s progress in achieving ownership of the guideline number of shares. If the Committee determines an Executive Officer is not in compliance or has not made sufficient progress toward achieving the ownership guideline, the Committee has the discretion to take action or adjust incentive award payments to concentrate payouts more heavily in Nucor common stock. All Executive Officers were in compliance with the stock ownership guidelines as of December 31, 2022.

Executive Officers have significant exposure to Nucor’s stock price through direct stock ownership and their target LTIP awards. The Committee believes aligning the long-term interests of Executive Officers with the long-term interests of Nucor’s stockholders in a material way promotes superior long-term performance. It also means that if Nucor’s stock price declines, then Executive Officers’ Nucor stock, stock options, LTIP awards and RSUs all decline in value.

No Hedging, Short Selling or Pledging

Nucor maintains a trading policy that prohibits any hedging or short selling (profiting if the market price decreases) of Nucor securities by any director, officer or general manager of Nucor or any other employee of the Company whose function and responsibilities provide access to material, non-public information about Nucor. The trading policy also prohibits such persons from pledging Nucor securities as collateral in a margin account with a broker-dealer.

    2023 Proxy Statement    43

COMPENSATION DISCUSSION AND ANALYSIS

Executive Officer Incentive Compensation Recoupment (“Clawback”) Policy

The Company has a written policy to address the recoupment of performance-based compensation awarded to or earned by an executive officer if there is a restatement of the Company’s financial results due to material noncompliance of the Company with any financial reporting requirement under the federal securities laws. In the event of such a restatement, the Committee shall review the performance-based compensation awarded to or earned by the executive officers during the three-year period prior to the restatement event and, if the Committee determines in its reasonable discretion that any such performance-based compensation would not have been awarded to or earned by an executive officer based on the restated financial results, the Committee shall within 12 months of the restatement event, to the extent practicable, seek to recover from such executive officer any portion of the performance-based compensation that is greater than that which would have been awarded or earned had it been calculated on the basis of the restated financial results.

Benefits

Executive Officer benefits are generally limited to benefits provided to all other full-time employees on the same basis and at the same cost as for all other full-time employees. Nucor does not provide any excise tax gross-ups. Certain benefits such as Nucor’s Profit Sharing, Scholarship Program, Employee Stock Purchase Plan, Extraordinary Bonus and Service Awards Program are not available to Executive Officers.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The table below describes the total compensation of our Executive Officers in 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
Leon J. Topalian	2022	1,400,000	—	11,882,413	1,750,000	4,914,000	3,126,758	23,073,171
Chair, President and CEO	2021	1,000,000	—	3,939,943	1,750,000	4,000,000	928,076	11,618,019
	2020	1,000,000	—	3,562,358	1,750,000	1,432,000	3,521,180	11,265,538
Stephen D. Laxton	2022	509,356	—	1,005,947	250,000	1,340,879	438,758	3,544,940
Chief Financial Officer, Treasurer
and Executive Vice President
D. Chad Utermark	2022	621,600	—	4,311,204	250,000	1,454,544	486,277	7,123,625
Executive Vice President	2021	550,000	—	2,452,789	250,000	990,000	177,365	4,420,154
	2020	550,000	—	2,149,913	250,000	423,060	3,523,325	6,896,298
Daniel R. Needham	2022	560,000	—	4,161,439	250,000	1,310,400	910,076	7,191,915
Executive Vice President
K. Rex Query	2022	560,000	—	3,751,939	250,000	1,638,000	931,951	7,131,890
Executive Vice President
James D. Frias	2022	303,495	—	4,517,225	250,000	443,861	753,127	6,267,708
Former Chief Financial Officer,	2021	638,000	—	3,125,796	250,000	957,000	1,365	4,972,161
Treasurer and Executive Vice President	2020	638,000	—	2,676,957	250,000	408,958	4,289,505	8,263,420
MaryEmily Slate	2022	266,301	—	3,819,939	250,000	778,932	2,619,032	7,734,204
Former Executive Vice President
(1)	The amounts shown represent the grant date fair value of the shares or stock options awarded. The stock awards for 2022 include the following grant date fair values of the performance-based awards that may be earned under the LTIP for target-level performance during the 2022–2024 performance period: Mr. Topalian, $4,200,000; Mr. Laxton, $270,470; Mr. Utermark, $1,056,720; Mr. Needham, $952,000; Mr. Query, $952,000; Mr. Frias, $1,162,460; and Ms. Slate, $1,020,000. The grant date fair values of the performance-based awards assuming performance at the maximum level over the three-year performance period would have been: Mr. Topalian, $8,400,000; Mr. Laxton, $540,940; Mr. Utermark, $2,113,440; Mr. Needham, $1,904,000; Mr. Query, $1,904,000; Mr. Frias, $2,324,920; and Ms. Slate, $2,040,000. Our policy and assumptions made in the valuation of share-based payments are contained in Notes 2 and 16 of Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2022.

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COMPENSATION DISCUSSION AND ANALYSIS

(2)	The amounts presented in the “All Other Compensation” column for 2022 consist of the following:

	Supplemental Executive Retirement Plan Benefit	Matching Contribution to the Nucor 401(k) Retirement Savings Plan	Non-compete/ Non-solicitation Agreement Payments	Total
	($)	($)	($)	($)

Leon J. Topalian	3,121,633	5,125		3,126,758

Stephen D. Laxton	433,633	5,125		438,758

D. Chad Utermark	481,152	5,125		486,277

Daniel R. Needham	904,951	5,125		910,076

K. Rex Query	926,826	5,125		931,951

James D. Frias	307,776	5,125	440,226	753,127

MaryEmily Slate	2,342,757	5,125	271,150	2,619,032

    2023 Proxy Statement    45

COMPENSATION DISCUSSION AND ANALYSIS

Grants of Plan-Based Awards Table

The table below presents the RSUs and stock options awarded June 1, 2022 and the potential payouts under the AIP for 2022 and the LTIP for the performance periods beginning in 2022.

Name	Grant Date	Committee Approval Date	Award Type		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
					Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)				(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Leon J. Topalian
	6/1/22	5/11/22	RSP	(1)							53,553			6,999,913	(5)
			AIP	(2)	280,000	2,100,000	5,600,000
	3/10/23	12/3/21	AIP	(9)							4,066			682,478	(10)
	1/1/22	12/3/21	LTIP	(3)				7,359	36,794	73,588				4,200,035	(6)
	6/1/22	5/11/22	OPT	(4)								38,656	130.71	1,750,000	(7)
Stephen D. Laxton
	6/1/22	5/11/22	RSP	(1)							4,202			549,243	(5)
			AIP	(8)	95,504	700,364	1,528,067
	3/10/23	12/3/21	AIP	(9)							1,110			186,314	(10)
	1/1/22	12/3/21	LTIP	(3)				474	2,369	4,738				270,421	(6)
	6/1/22	5/11/22	OPT	(4)								5,522	130.71	250,000	(7)
D. Chad Utermark
	6/1/22	5/11/22	RSP	(1)							21,421			2,799,939	(5)
			AIP	(8)	116,550	854,700	1,864,800
	3/10/23	12/3/21	AIP	(9)							2,708			454,538	(10)
	1/1/22	12/3/21	LTIP	(3)				1,851	9,257	18,514				1,056,687	(6)
	6/1/22	5/11/22	OPT	(4)								5,522	130.71	250,000	(7)
Daniel R. Needham
	6/1/22	5/11/22	RSP	(1)							21,421			2,799,939	(5)
			AIP	(8)	105,000	770,000	1,680,000
	3/10/23	12/3/21	AIP	(9)							2,440			409,554	(10)
	1/1/22	12/3/21	LTIP	(3)				1,668	8,339	16,678				951,897	(6)
	6/1/22	5/11/22	OPT	(4)								5,522	130.71	250,000	(7)
K. Rex Query
	6/1/22	5/11/22	RSP	(1)							21,421			2,799,939	(5)
			AIP	(8)	105,000	770,000	1,680,000
	1/1/22	12/3/21	LTIP	(3)				1,668	8,339	16,678				951,897	(6)
	6/1/22	5/11/22	OPT	(4)								5,522	130.71	250,000	(7)
James D. Frias
	6/1/22	5/11/22	RSP	(1)							21,421			2,799,939	(5)
			AIP	(8)	128,213	940,225	2,051,400
	3/10/23	12/3/21	AIP	(9)							3,305			554,744	(10)
	1/1/22	12/3/21	LTIP	(3)				2,037	10,183	20,366				1,162,389	(6)
	6/1/22	5/11/22	OPT	(4)								5,522	130.71	250,000	(7)
MaryEmily Slate
	6/1/22	5/11/22	RSP	(1)							21,421			2,799,939	(5)
			AIP	(8)	112,500	825,000	1,800,000
	1/1/22	12/3/21	LTIP	(3)				1,787	8,935	17,870				1,019,930	(6)
	6/1/22	5/11/22	OPT	(4)								5,522	130.71	250,000	(7)
(1)	Represents RSUs awarded June 1, 2022 under the Omnibus Plan. As described in the CD&A, a portion of these RSUs are performance-based, earned for achievement of ROE during the immediately preceding year. Includes the following number of performance-based RSUs: 38,252 for Mr. Topalian, 1,907 for Mr. Laxton, 19,126 for Ms. Slate and each of Messrs. Utermark, Needham, Query and Frias.

(2)	Mr. Topalian was eligible to earn a range of performance-based payments under the AIP for the Company’s performance during 2022. The threshold, target and maximum amounts shown are equal to 20%, 150% and 400%, respectively, of his base salary.

(3)	Represents the range of performance-based awards that may be earned under the LTIP for the 2022-2024 performance period. Earned awards, if any, will be paid one-half in cash and the other half in the form of restricted shares of Nucor common stock in March 2025. The grant date fair value is calculated by multiplying the closing price of Nucor common stock on the grant date by the target number of shares.

(4)	Represents stock options awarded June 1, 2022 under the Omnibus Plan.

(5)	The awards have been valued using the June 1, 2022 closing price of Nucor common stock of $130.71.

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COMPENSATION DISCUSSION AND ANALYSIS

(6)	The target awards have been valued using the December 31, 2021 closing price of Nucor common stock of $114.15.

(7)	The awards have been valued using a Black-Scholes value of $45.27.

(8)	Executive Officers (other than Mr. Topalian) were eligible to earn a range of performance-based payments under the AIP for the Company’s performance during 2022. The threshold, target and maximum amounts shown are equal to 18.75%, 137.5% and 300%, respectively, of each Executive Officer’s base salary.

(9)	Represents common stock units deferred under the 2022 AIP. The awards were issued in March 2023.

(10)	The awards have been valued using the March 9, 2023 closing price of Nucor common stock of $167.85.

Non-Equity Incentive Plan Awards

Under the AIP, the CEO and the other Executive Officers may earn a non-equity incentive award for each year of up to a total of 400% and 300%, respectively, of the Executive Officer’s base salary. The threshold, target and maximum award amounts for 2022 are reported in column (c), column (d) and column (e), respectively.

Equity Incentive Plan Awards

Restricted Stock Units

Each year, on or about June 1, participants are granted time- and performance-based RSUs. The number of performance-based RSUs is based on Nucor’s ROE for the prior year. The awards vest annually over the three-year period following the date of grant or upon retirement. The RSUs were granted on June 1, 2022 and are reported in column (i).

Stock Options

The Committee granted Executive Officers stock options to purchase shares of Nucor common stock reported in column (j) at an exercise price of $130.71. The stock options become vested and exercisable on June 1, 2025.

Long-Term Incentive Plan

The range of potential awards for the LTIP performance period January 1, 2022 through December 31, 2024 is reported in columns (f), (g) and (h). The Company pays one-half of the LTIP award in cash and the other half in the form of restricted shares of Nucor common stock.

Actual performance for the LTIP performance period ended December 31, 2021 resulted in cash payments and awards of restricted shares on March 10, 2022 as follows:

Name	Shares Issued (#)	Cash Paid ($)
Leon J. Topalian	28,427	3,244,971
Stephen D. Laxton	3,815	435,528
D. Chad Utermark	14,978	1,709,752
Daniel R. Needham	7,524	858,907
K. Rex Query	8,118	926,677
James D. Frias	17,898	2,043,140
MaryEmily Slate	12,337	1,408,313

Ms. Slate and Messrs. Needham, Query and Frias were 55 or older as of March 10, 2022; therefore, their restricted shares vested upon issuance. Messrs. Topalian, Laxton and Utermark were all under 55 as of March 10, 2022; therefore, their restricted shares vest one-third on each of the first three anniversaries of the award date, or upon the Executive Officer’s attainment of age 55, death or disability while employed by Nucor. These shares were granted at the beginning of the performance period, January 1, 2019, and are therefore not reported in the Grants of Plan-Based Awards Table for 2022.

    2023 Proxy Statement    47

COMPENSATION DISCUSSION AND ANALYSIS

Outstanding Equity Awards at Fiscal Year-End Table

The table below shows the outstanding equity awards for each Executive Officer on December 31, 2022.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
(a)	(b)	(c)		(e)	(f)	(g)		(h)	(i)		(j)
Leon J. Topalian		231,481	(2)	42.46	5/31/30	87,229	(5)	11,497,654	69,908	(6)	9,214,573
		54,179	(3)	110.74	5/31/31	36,830	(7)	4,854,562	71,442	(8)	9,416,770
		38,656	(4)	130.71	5/31/32
Stephen D. Laxton		5,522	(4)	130.71	5/31/32	12,281	(5)	1,618,759	14,948	(6)	1,970,296
						5,843	(9)	770,166	23,553	(8)	3,104,521
						1,213	(10)	159,886
D. Chad Utermark	16,589			65.80	5/31/28	67,468	(5)	8,892,957	17,588	(6)	2,318,274
	28,768			48.00	5/31/29	21,092	(11)	2,780,137	33,399	(8)	4,402,322
		33,068	(2)	42.46	5/31/30	5,605	(12)	738,795
		7,739	(3)	110.74	5/31/31
		5,522	(4)	130.71	5/31/32
Daniel R. Needham		7,739	(3)	110.74	5/31/31	28,613	(5)	3,771,480	15,845	(6)	2,088,529
		5,522	(4)	130.71	5/31/32				27,791	(8)	3,663,132
K. Rex Query		7,739	(3)	110.74	5/31/31	57,933	(5)	7,636,149	15,845	(6)	2,088,529
		5,522	(4)	130.71	5/31/32				28,231	(8)	3,721,128
James D. Frias	32,789			48.80	5/31/26				2,687	(6)	354,173
	47,581			59.07	5/31/27				18,295	(8)	2,411,464
	16,589			65.80	5/31/28
	28,768			48.00	5/31/29
	33,068			42.46	5/31/30
	7,739			110.74	5/31/31
	5,522			130.71	5/31/32
MaryEmily Slate	7,739			110.74	5/31/31				2,358	(6)	310,808
	5,522			130.71	5/31/32				13,821	(8)	1,821,746
(1)	The awards have been valued using the December 31, 2022 closing price of Nucor common stock of $131.81.

(2)	Represents stock options vesting on June 1, 2023.

(3)	Represents stock options vesting on June 1, 2024.

(4)	Represents stock options vesting on June 1, 2025.

(5)	Represents RSUs vesting as follows:

	RSUs Vesting

Name	June 1, 2023	June 1, 2024	June 1, 2025	Upon Retirement	Total
	(#)	(#)	(#)	(#) (a)	(#)

Leon J. Topalian	35,956	23,691	17,851	9,731	87,229

Stephen D. Laxton	3,643	1,921	1,401	5,316	12,281

D. Chad Utermark	15,995	9,226	7,141	35,106	67,468

Daniel R. Needham	10,098	8,376	7,141	2,998	28,613

K. Rex Query	10,098	8,376	7,141	32,318	57,933
(a)	These units vest upon the Executive Officer’s retirement, as defined in the CD&A, with the prior approval of the Committee.

(6)	Represents the expected number of shares that will be earned under the LTIP for the 2022-2024 performance period valued using the December 31, 2022 closing price of Nucor common stock of $131.81. The expected number of shares that will be earned has been calculated based on performance through December 31, 2022. One-half of the value of the shares that are earned will be paid in cash and the other half will be paid in the form of restricted shares of Nucor common stock after the end of the performance period.

(7)	Represents restricted stock issued under the LTIP vesting as follows: 14,143 shares vesting on March 10, 2023 and 22,687 shares vesting on March 14, 2023.

(8)	Represents the expected number of shares that will be earned under the LTIP for the 2021-2023 performance period valued using the December 31, 2022 closing price of Nucor common stock of $131.81. The expected number of shares that will be earned has been calculated based on performance through December 31, 2022. One-half of the value of the shares that are earned will be paid in cash and the other half will be paid in the form of restricted shares of Nucor common stock after the end of the performance period.

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COMPENSATION DISCUSSION AND ANALYSIS

(9)	Represents restricted stock issued under the LTIP vesting as follows: 2,631 shares vesting on March 10, 2023; 1,940 shares vesting on March 10, 2024; and 1,272 shares vesting on March 10, 2025.

(10)	Represents common stock units deferred under the AIP vesting on December 22, 2025.

(11)	Represents restricted stock issued under the LTIP vesting on March 7, 2023.

(12)	Represents common stock units deferred under the AIP vesting on March 7, 2023.

Options Exercised and Stock Vested Table

The table below presents the stock options exercised by each Executive Officer in 2022. Stock awards vested in 2022 are comprised of restricted stock granted under the LTIP for the performance periods ended December 31, 2018, December 31, 2019, December 31, 2020 and December 31, 2021 and RSUs issued in 2019, 2020 and 2021. Under the LTIP, awards vest over a three-year period unless the executive is age 55 or older, dies or becomes disabled. In 2022, Ms. Slate and Messrs. Frias, Needham and Query were 55 or older and became fully vested upon grant in the restricted shares awarded for the three-year performance period ended December 31, 2021. Messrs. Topalian, Laxton and Utermark are under the age of 55; therefore, their restricted shares vest one-third on each of the first three anniversaries of the award date or upon their attainment of age 55. For Ms. Slate and Mr. Frias, stock awards vested in 2022 also include RSUs that vested upon retirement.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)

Leon J. Topalian	45,357	3,235,653	43,709	5,766,040

Stephen D. Laxton	—	—	6,934	908,770

D. Chad Utermark	—	—	33,833	4,460,272

Daniel R. Needham	—	—	12,646	1,646,197

K. Rex Query	—	—	13,240	1,722,597

James D. Frias	26,238	2,555,844	163,092	20,124,554

MaryEmily Slate	61,836	5,071,971	70,123	8,686,643

Nonqualified Deferred Compensation Table

The table below presents information related to two programs: AIP Deferrals and the Supplemental Retirement Plan for Executive Officers.

AIP Deferrals – Executive Officers may elect to defer up to one-half of their AIP award into Nucor common stock units. The AIP provides an incentive for Executive Officers to defer their AIP awards by providing a grant of additional Nucor common stock units equal to 25% of the number of common stock units deferred. An Executive Officer is always vested in the common stock units attributable to the deferred award. The deferral incentive units become vested upon the Executive Officer’s attainment of age 55, death or disability while employed by Nucor. The vested common stock units are distributed to the Executive Officer in the form of Nucor common stock following the Executive Officer’s retirement or other termination of employment. Dividend equivalents are paid on deferred incentive units in cash within 30 days of when stockholders are paid.

LTIP Deferrals – Executive Officers may elect to defer payment of all (and not less than all) of the portion of an LTIP award that is payable in restricted stock into Nucor restricted stock units. The deferred restricted stock units vest one-third on each of the first three anniversaries of the award date, or upon the Executive Officer’s attainment of age 55, death or disability while employed by Nucor. Dividend equivalents are paid on the restricted stock units in cash within 30 days of when stockholders are paid. Nucor does not provide any incentive (such as a matching contribution credit) for the deferral LTIP awards.

    2023 Proxy Statement    49

COMPENSATION DISCUSSION AND ANALYSIS

Supplemental Retirement Plan for Executive Officers – The supplemental executive retirement plan (the “SERP”) provides a retirement benefit that is earned during service as an EVP or more senior executive. The normal retirement benefit under the SERP is equal to 3.36 times final monthly salary for 24 months upon retirement after age 60 or after age 58 and completion of seven years of service as an EVP or above. The SERP provides an early retirement benefit equal to 50% of the accrued retirement benefit upon retirement prior to satisfying the requirements for normal retirement. The SERP also provides a pre-retirement benefit in the event of an executive’s disability, death or not for cause termination equal to the greater of the accrued retirement benefit or 50% of the normal retirement benefit.

Name	Award Type	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY ($)		Aggregate Earnings in Last FY ($) (1)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at ($)
(a)		(b)		(c)		(d)	(e)	(f)

Leon J. Topalian	SERP (2)			3,121,633				7,568,344
Stephen D. Laxton	AIP Deferrals	79,846	(3)	19,962	(4)	94,912		799,272	(5)
	SERP (2)			433,633				433,633

D. Chad Utermark	AIP Deferrals	660,000	(6)	165,000	(7)	394,270		3,693,900	(8)

	SERP (2)			481,152				4,177,152
Daniel R. Needham	AIP Deferrals	276,026	(9)	69,007	(10)	303,335		2,578,173	(11)
	LTIP Deferrals					202,296		1,509,884	(12)
	SERP (2)			904,951				1,498,411

K. Rex Query	SERP (2)			926,826				1,583,020
James D. Frias	AIP Deferrals	957,000	(13)	239,250	(14)	1,475,417		12,101,360	(15)
	SERP (2)			307,776				4,595,136

MaryEmily Slate	AIP Deferrals					62,135		463,760	(16)
	SERP (2)			2,342,757				4,032,000
(1)	Represents the value of the units due to the change in Nucor’s common stock price from $114.15 on December 31, 2021 and $130.01 on March 9, 2022 to $131.81 on December 31, 2022.

(2)	Messrs. Topalian, Laxton, Utermark, Needham and Query have not met the age and service requirements for normal retirement and therefore the amounts shown above represent their accrued normal retirement benefit. If Messrs. Topalian, Laxton, Utermark, Needham and Query had retired on December 31, 2022, they would have been entitled to receive $3,784,172, $216,817, $2,088,576, $749,205 and $791,510, respectively, which is 50% of their accrued normal retirement benefit. Mr. Frias and Ms. Slate both retired on June 11, 2022. The benefit above represents the benefit they will begin receiving in 2023.

(3)	Represents the value of 614 common stock units deferred by Mr. Laxton under the 2021 AIP valued using the closing price of Nucor common stock of $130.01 on March 9, 2022, the date the units were issued.

(4)	Represents the value of 154 additional common stock units granted to Mr. Laxton as a 25% match of the units deferred under the 2021 AIP. The units have been valued using the closing price of Nucor common stock of $130.01 on March 9, 2022, the date the units were issued.

(5)	Represents 6,064 deferred units valued using the closing price of Nucor common stock of $131.81 on December 31, 2022. None of the amount shown has been reported in the Summary Compensation Tables of Nucor proxy statements for previous years for Mr. Laxton.

(6)	Represents the value of 5,077 common stock units deferred by Mr. Utermark under the 2021 AIP valued using the closing price of Nucor common stock of $130.01 on March 9, 2022, the date the units were issued.

(7)	Represents the value of 1,269 additional common stock units granted to Mr. Utermark as a 25% match of the units deferred under the 2021 AIP. The units have been valued using the closing price of Nucor common stock of $130.01 on March 9, 2022, the date the units were issued.

(8)	Represents 28,024 deferred units valued using the closing price of Nucor common stock of $131.81 on December 31, 2022. Of the amount shown, $1,312,853 was reported in the Summary Compensation Tables of Nucor proxy statements for previous years for Mr. Utermark.

(9)	Represents the value of 2,123 common stock units deferred by Mr. Needham under the 2021 AIP valued using the closing price of Nucor common stock of $130.01 on March 9, 2022, the date the units were issued.

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COMPENSATION DISCUSSION AND ANALYSIS

(10)	Represents the value of 531 additional common stock units granted to Mr. Needham as a 25% match of the units deferred under the 2021 AIP. The units have been valued using the closing price of Nucor common stock of $130.01 on March 9, 2022, the date the units were issued.

(11)	Represents 19,560 deferred units valued using the closing price of Nucor common stock of $131.81 on December 31, 2022. None of the amount shown has been reported in the Summary Compensation Tables of Nucor proxy statements for previous years for Mr. Needham.

(12)	Represents 11,455 deferred units valued using the closing price of Nucor common stock of $131.81 on December 31, 2022. None of the amount shown has been reported in the Summary Compensation Tables of Nucor proxy statements for previous years for Mr. Needham.

(13)	Represents the value of 7,361 common stock units deferred by Mr. Frias under the 2021 AIP valued using the closing price of Nucor common stock of $130.01 on March 9, 2022, the date the units were issued.

(14)	Represents the value of 1,840 additional common stock units granted to Mr. Frias as a 25% match of the units deferred under the 2021 AIP. The units have been valued using the closing price of Nucor common stock of $130.01 on March 9, 2022, the date the units were issued.

(15)	Represents 91,809 deferred units valued using the closing price of Nucor common stock of $131.81 on December 31, 2022. Of the amount shown, $4,724,864 was reported in the Summary Compensation Tables of Nucor proxy statements for previous years for Mr. Frias.

(16)	Represents 3,518 deferred units valued using the closing price of Nucor common stock of $131.81 on December 31, 2022. None of the amount shown has been reported in the Summary Compensation Tables of Nucor proxy statements for previous years for Ms. Slate.

Internal Revenue Code Section 162(m)

Under Section 162(m) of the Internal Revenue Code, as amended by the Tax Cuts and Jobs Act of 2017, the Company may not deduct compensation in excess of $1 million paid to “covered individuals” (as defined in Section 162(m) which includes all of the Executive Officers). Due to the deduction limitation, compensation in excess of $1 million paid to the Executive Officers is not deductible by the Company for federal income tax purposes.

The Committee will continue to consider tax implications (including the lack of deductibility under Section 162(m)) among other relevant factors in designing and implementing our executive compensation program. The Committee will continue to monitor taxation, applicable incentives, standard practice in our industry and other factors, and adjust our executive compensation program as needed.

Post-Termination Compensation Benefits

The following discussion and “Post-Termination Payments Summary” table reflect the non-compete and change in control benefits available to executives as of December 31, 2022.

Non-Compete and Non-Solicitation Agreements. Nucor has entered into employment agreements with the Executive Officers that include non-compete and non-solicitation provisions. Pursuant to these agreements, the Executive Officers have agreed not to compete with Nucor during the 24-month period following their termination of employment with Nucor for any reason in exchange for monthly cash payments from Nucor during the non-competition period. The agreements with the Executive Officers also restrict the disclosure of confidential information and prohibit the Executive Officers from encouraging Nucor customers to purchase steel or steel products from any Nucor competitor or encouraging any Nucor employee to terminate his or her employment with Nucor. Each agreement further provides that any inventions, designs or other ideas conceived by the Executive Officers during their employment with Nucor will be assigned to Nucor. Since Nucor began entering into non-compete and non-solicitation agreements with its executive officers in 1999, no executive officer has left Nucor other than to retire.

The amount of the payments to be received by a particular Executive Officer will depend upon his or her age at the time of his or her termination, resignation, retirement or death and his or her length of service with Nucor. If the Executive Officer is younger than age 55, then the Executive Officer, or his or her estate, will be entitled to

    2023 Proxy Statement    51

COMPENSATION DISCUSSION AND ANALYSIS

receive a monthly cash payment equal to the greater of (i) one month of his or her base salary for each year of service to Nucor with a minimum payment of six months’ base salary or (ii) the value of the total number of his or her unvested shares of Nucor common stock (including deferred shares) granted under the LTIP. If the Executive Officer is age 55 or older, then the Executive Officer, or his or her estate, will be entitled to receive a payment equal to one month of his or her base salary for each year of service to Nucor with a minimum payment of six months’ base salary.

If an Executive Officer who is receiving monthly installment payments dies within 12 months of his or her date of termination of employment, Nucor will continue to pay his or her estate the monthly payments only through the end of the first 12 months following termination of his or her employment. Nucor’s obligation to make the monthly installment payments to an Executive Officer terminates if the Executive Officer dies 12 or more months following termination of his or her employment.

No Severance Benefits.    The Executive Officers are not entitled to receive severance payments following termination of employment.

Change in Control Benefits.    In the event of a change in control, benefits are provided through each plan and individual employment agreements. The benefits do not provide an excise tax gross-up for any payments that would be considered excess parachute payments under Section 280G of the Internal Revenue Code.

•

Non-Compete – If terminated within 24 months of a change in control, the employment agreements provide for a non-compete payment equal to a base amount multiplied by 3 in the case of the CEO 2.5 in the case of the Chief Financial Officer and the Chief Operating Officer, and 2 in the case of any other Executive Vice President. The base amount is the sum of the executive’s base salary plus the greater of 150% of base salary or the three-year average actual award under the AIP. In addition, the Executive Officers would receive 36 months of medical, dental and life insurance continuation for the CEO, 30 months for the Chief Financial Officer and the Chief Operating Officer, and 24 months for all other Executive Officers.

•

Annual Incentive Plan – For the year in which a change in control occurs, the AIP award will be no less than an award equal to the greater of actual performance through the change in control or 150% of base salary, in each case prorated through the date of the executive’s termination of employment.

•

Long-Term Incentive Plan – The LTIP performance periods in progress on the date of the change in control will be terminated and awards will be paid based on a prorated basis through the date of the change in control in an amount equal to the greater of actual or target performance.

•

Acceleration of Unvested Equity – All unvested equity awards under the AIP and the LTIP, including deferred shares, and all outstanding unvested stock options and RSUs will vest upon a change in control.

•

Excess Parachute Payments – If any payments or benefits would be considered excess parachute payments under Section 280G of the Internal Revenue Code, then the payments or benefits would be reduced to the Section 280G safe harbor amount if the reduction results in a larger net benefit to the Executive Officer. The Executive Officers are responsible for taxes on all payments. No tax gross-ups are provided.

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COMPENSATION DISCUSSION AND ANALYSIS

Post-Termination Payments Summary

The following is a summary of the post-termination payments that would have been payable to each Executive Officer (other than Mr. Frias and Ms. Slate) if his employment had terminated on December 31, 2022. The amounts included in the table for Mr. Frias and Ms. Slate are the amounts payable to them in connection with their retirements on June 11, 2022. At the time of Ms. Slate’s retirement due to a personal medical condition, she had not met the age and service requirements for normal retirement under the SERP. In view of her more than 20 years of service to Nucor and the circumstances of her retirement, the Committee approved the treatment of her retirement as “normal retirement” under the SERP, making her eligible to receive her entire, unreduced accrued benefit under the SERP.

	Executive Benefits and Payments Upon Termination	Voluntary Termination ($)	Retirement ($) (1)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Disability ($)	Death ($)	Change In Control ($)
Leon J. Topalian	Non-compete—cash	9,070,110	—	9,070,110	9,070,110	3,084,861	—	15,092,000
	Vesting of restricted stock	—	—	—	—	20,704,264	20,704,264	20,704,264
	Vesting of stock options	—	—	—	—	21,866,900	21,866,900	21,866,900
	Pro-Rata LTIP	—	—	—	—	9,349,283	9,349,283	9,349,283
	Non-Qualified/SERP	3,784,172	—	7,568,344	—	7,568,344	7,568,344	7,568,344
	Benefits and perquisites	—	—	—	—	—	—	56,273
	Total	12,854,282	—	16,638,454	9,070,110	62,573,652	59,488,791	74,637,064
Stephen D. Laxton	Non-compete—cash	1,661,992	—	1,661,992	1,661,992	914,375	—	3,566,266
	Vesting of restricted stock	—	—	—	—	3,477,883	3,477,883	3,477,883
	Vesting of stock options	—	—	—	—	6,074	6,074	6,074
	Pro-Rata LTIP	—	—	—	—	2,726,358	2,726,358	2,726,358
	Non-Qualified/SERP	216,817	—	433,633	—	433,633	1,848,000	433,633
	Benefits and perquisites	—	—	—	—	—	—	49,567
	Total	1,878,809	—	2,095,625	1,661,992	7,558,323	8,058,315	10,259,781
D. Chad Utermark	Non-compete—cash	4,750,960	—	4,750,960	4,750,960	1,602,050	—	4,025,387
	Vesting of restricted stock	—	—	—	—	14,473,621	14,473,621	14,473,621
	Vesting of stock options	—	—	—	—	3,123,761	3,123,761	3,123,761
	Pro-Rata LTIP	—	—	—	—	3,707,552	3,707,552	3,707,552
	Non-Qualified/SERP	2,088,576	—	4,177,152	—	4,177,152	4,177,152	4,177,152
	Benefits and perquisites	—	—	—	—	—	—	39,653
	Total	6,839,536	—	8,928,112	4,750,960	27,084,136	25,482,086	29,547,126
Daniel R. Needham	Non-compete—cash	855,556	855,556	855,556	855,556	855,556	—	3,457,712
	Vesting of restricted stock	—	3,771,480	—	—	3,771,480	3,771,480	3,771,480
	Vesting of stock options	—	169,135	—	—	169,135	169,135	169,135
	Pro-Rata LTIP	—	—	—	—	—	—	—
	Non-Qualified/SERP	749,205	—	1,027,364	—	1,027,364	1,881,600	1,027,364
	Benefits and perquisites	—	—	—	—	—	—	29,526
	Total	1,604,761	4,796,171	1,882,920	855,556	5,823,535	5,822,215	8,455,217
K. Rex Query	Non-compete—cash	1,506,792	1,506,792	1,506,792	1,506,792	1,506,792	—	3,468,772
	Vesting of restricted stock	—	7,636,149	—	—	7,636,149	7,636,149	7,636,149
	Vesting of stock options	—	169,135	—	—	169,135	169,135	169,135
	Pro-Rata LTIP	—	—	—	—	—	—	—
	Non-Qualified/SERP	791,510	—	1,072,992	—	1,072,992	1,881,600	1,072,992
	Benefits and perquisites	—	—	—	—	—	—	24,498
	Total	2,298,302	9,312,076	2,579,784	1,506,792	10,385,068	9,686,884	12,371,546
James D. Frias	Non-compete—cash	—	1,760,906	—	—	—	—	—
	Vesting of restricted stock	—	13,785,662	—	—	—	—	—
	Vesting of stock options	—	2,642,693	—	—	—	—	—
	Pro-Rata LTIP	—	—	—	—	—	—	—
	Non-Qualified/SERP	—	4,595,136	—	—	—	—	—
	Benefits and perquisites	—	—	—	—	—	—	—
	Total	—	22,784,397	—	—	—	—	—
MaryEmily Slate	Non-compete—cash	—	1,084,600	—	—	—	—	—
	Vesting of restricted stock	—	5,421,590	—	—	—	—	—
	Vesting of stock options	—	2,642,693	—	—	—	—	—
	Pro-Rata LTIP	—	—	—	—	—	—	—
	Non-Qualified/SERP	—	4,032,000	—	—	—	—	—
	Benefits and perquisites	—	—	—	—	—	—	—
	Total	—	13,180,883	—	—	—	—	—
(1)	Messrs. Topalian, Laxton and Utermark were not retirement-eligible as of December 31, 2022. Messrs. Needham and Query were retirement-eligible for equity awards as of December 31, 2022 but were not retirement eligible for the SERP.

    2023 Proxy Statement    53

Pay Ratio Disclosure

The SEC rules require that we provide a comparison of the 2022 annual total compensation of Mr. Topalian, our CEO, to the annual total compensation of the individual identified as our median paid employee. For purposes of providing the comparison in accordance with the SEC rules, we identified a “median employee” and compared Mr. Topalian’s annual total compensation to that of the median employee. For 2022, our last completed fiscal year:

•	Mr. Topalian’s annual total compensation was $23,073,171.

•	Our median employee’s annual total compensation was $124,199.

•	The ratio of Mr. Topalian’s annual total compensation to our median employee’s annual total compensation was 186 to 1.

The methodology that we used to identify the median employee is described below. Annual total compensation is calculated in the same manner as the amount set forth in the “Total” column in the Summary Compensation Table. While the methodology involves several assumptions and adjustments, we believe the pay ratio information set forth above constitutes a reasonable estimate, calculated in a manner consistent with the applicable SEC rules. Because other companies may use different methodologies to identify their median employees, the pay ratio set forth above may not be comparable to the pay ratios reported by other companies.

Date Used to Determine Employee Population.    For purposes of identifying the median employee, we selected December 31, 2022 to be the date as of which we would determine our employee population.

Composition of Employee Population.    We determined that, as of December 31, 2022, we had 29,758 employees globally. Of that amount, 26,288 were U.S. employees and 3,470 were non-U.S. employees. In order to simplify the determination of the median employee and as permitted by the SEC rules, we excluded 1,102 non-U.S. employees (approximately 3.7% of our employees) located in four countries, comprising all of the employees in those countries, as set forth in the table below:

Country Excluded	Number of Employees Excluded
India	344
Mexico	747
Singapore	2
Switzerland	9

After excluding the 1,102 non-U.S. employees, we determined the identity of our median employee from a population of 28,655 employees (excluding the CEO), including 26,287 U.S. employees and 2,368 non-U.S. employees.

Given the availability of payroll data and the size, composition and global diversity of these 28,655 employees, we employed statistical sampling to assist in identification of the median employee. We stratified the employee population based on similarity of characteristics such as product line and geography into groups. We then took the natural log of compensation data for each employee within the group. From the lognormal data, we calculated median, standard deviation and variance of each group for the purposes of deriving sample sizes that fairly represented the grouping. Using this methodology, we generated a random sample of 3,771 employees. The group medians were then weighted by total group headcount relative to Nucor’s 28,655 employees to derive the median employee.

As permitted by SEC regulations, the employee population data described above does not include 1,555 employees of entities acquired in 2022.

Pay Data Used.    To identify the median employee, we derived compensation information from our payroll records for 2022. We used a consistently applied compensation measure (“CACM”), which included total taxable income, or equivalent. We converted the amount of compensation paid to non-U.S. employees to U.S. dollars using average foreign currency exchange rates for 2022. We annualized compensation for employees hired during 2022.

The employee whose CACM was at the median of the employee population, determined as described above, was the “median employee” for purposes of the comparison to Mr. Topalian’s annual total compensation in 2022.

54         2023 Proxy Statement

Pay Versus Performance Disclosure
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive “compensation actually
paid” (“CAP”) and certain Company and peer group financial performance measures for the fiscal years listed below. Please refer to our CD&A for a complete description of how executive compensation relates to Company performance and how the Committee makes its decisions.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (1) (2) (3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (4)	Average Compensation Actually Paid to Non-PEO NEOs ($) (2) (3) (4)	Total Shareholder Return ( $) (5)	Peer Group Total Shareholder Return ($) (5)	Net Income (in millions) ($)	ROE
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2022	23,073,171	37,341,765	6,499,047	8,430,764	252	216	7,607	46.9%

2021	11,618,019	52,148,691	5,246,942	23,557,361	215	179	6,827	55.0%

2020	11,265,538	12,399,819	7,296,327	5,762,046	98	106	721	6.8%
(1)	The principal executive officer, or PEO, for each of the years listed is Leon J. Topalian.
(2)	The dollar amounts shown in these columns reflect “compensation actually paid” computed in accordance with SEC rules. The SEC rules require the use of the fair value of Nucor common stock at points in time and do not reflect that a significant portion of CAP may never be earned or delivered to NEOs due to a number of factors, including the failure of the NEOs to satisfy vesting requirements or a decrease in the fair value of Nucor common stock. The Total Adjustments for Equity Awards are shown in the table below. During 2021, the fair value of Nucor common stock more than doubled from $53.19 to $114.15. This increase in fair value resulted in a significant difference between the Summary Compensation Table Totals and the CAP for the PEO and the average CAP for the Non-PEO NEOs for 2021 because the PEO and the NEOs hold a significant number of unvested equity awards.

	2022		2021		2020
	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
	$	$	$	$	$	$

Total Compensation from Summary Compensation Table	23,073,171	6,499,047	11,618,019	5,246,942	11,265,538	7,296,327

Adjustments for Equity Awards:

Grant date values in the Summary Compensation Table	(13,632,413)	(3,844,616)	(5,689,943)	(2,431,870)	(5,312,358)	(2,578,948)

Year-end fair value of unvested awards granted in the current year	18,173,840	3,238,139	12,422,466	5,092,457	6,896,426	1,938,739

Year-over-year difference of year-end fair values for unvested awards granted in prior years	7,527,586	430,648	28,207,308	11,458,211	81,777	(483,507)

Fair values at vest date for awards granted and vested in current year	546,000	1,194,601	—	528,952	—	658,862

Difference in prior year-end fair values and vest date fair values for awards granted in prior years	1,412,224	834,710	5,434,578	3,512,002	(690,755)	(1,239,087)

Dividends or dividend equivalents in the current year prior to vesting	241,357	78,235	156,263	150,667	159,191	169,660

Total Adjustments for Equity Awards	14,268,594	1,931,717	40,530,672	18,310,419	1,134,281	(1,534,281)

CAP (as calculated)	37,341,765	8,430,764	52,148,691	23,557,361	12,399,819	5,762,046

(3)	Equity valuation assumptions for calculating CAP are not materially different from grant date valuation assumptions.

(4)	Information regarding non-PEO named executive offic ers, or NEOs, reflects the average Summary Compensation Table total compensation and average CAP for the following executives by year:

    2023 Proxy Statement    55

Table of Contents
P
AY
V
ERSUS
P
ERFORMANCE
D
ISCLOSURE

2022: James D. Frias, Stephen D. Laxton, Daniel R. Needham, K. Rex Query, MaryEmily Slate and D. Chad Utermark
2021: James D. Frias, Douglas J. Jellison, David A. Sumoski and D. Chad Utermark
2020: James D. Frias, Ladd R. Hall, Raymond S. Napolitan, Jr., David A. Sumoski and D. Chad Utermark

(5)
Total shareholder return (“TSR”) is calculated based on the value of an initial fixed investment of $100 on December 31, 2019, assuming reinvestment of dividends. The peer group TSR represents TSR of the S&P 1500 Steel Index, which is the peer group used by the Company for purposes of Item 201(e) of SEC
Regulation S-K
in the Company’s Annual Report on
Form 10-K
for the fiscal year ended December 31, 2022.

Financial Performance Measures
In our assessment, the most important financial performance measures used to link CAP to our NEOs in 2022 to our performance were:

•	ROE;

•	ROAIC; and

•	stock price.
Pay Versus Performance: Graphical Description
The illustrations below provide a graphical description of CAP and the following measures:

•	the Company’s cumulative T SR and the P eer Gr oup’s cumulative TSR;

•	the Company’s Net Income; and

•	the Company Selected Measure, which for Nucor is ROE.

56
    2023 Proxy Statement

Table of Contents
P
AY
V
ERSUS
P
ERFORMANCE
D
ISCLOSURE

    2023 Proxy Statement    57

REPORT OF THE COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE

The Compensation and Executive Development Committee has reviewed and discussed the Compensation Discussion and Analysis with management of the Company. Based on that review and discussion, the Compensation and Executive Development Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

THE COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE

John H. Walker, Chair

Norma B. Clayton

Patrick J. Dempsey

Christopher J. Kearney

Laurette T. Koellner

Michael W. Lamach

Joseph D. Rupp

Nadja Y. West

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth information regarding shares of Nucor’s common stock that may be issued under Nucor’s equity compensation plans as of December 31, 2022. There are no equity compensation plans that have not been approved by stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity compensation plans approved by stockholders (1)	3,300,290 (2)	66.76 (3)	5,662,090 (4)
(1)	Includes the AIP, the LTIP, the 2005 Plan, the 2010 Plan and the Omnibus Plan. The Omnibus Plan, which replaced and superseded the 2010 Plan, provides that any awards made under the 2010 Plan remain outstanding in accordance with their terms. The 2010 Plan, which replaced and superseded the 2005 Plan, provides that any awards made under the 2005 Plan remain outstanding in accordance with their terms.

(2)	Includes 574,038 deferred stock units awarded and outstanding under the AIP; 124,494 deferred stock units awarded and outstanding under the LTIP; 837,276 stock options awarded and outstanding under the Omnibus Plan; 109,417 RSUs awarded and outstanding under the 2005 Plan; 104,846 RSUs awarded and outstanding under the 2010 Plan; and 1,550,219 RSUs awarded and outstanding under the Omnibus Plan.

(3)	Weighted-average exercise price of awarded and outstanding stock options; excludes deferred stock units and RSUs.

(4)	All shares available for award in the future under the Omnibus Plan.

58         2023 Proxy Statement

PROPOSAL 3:

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the 1934 Act, Nucor is requesting stockholder approval of the compensation of its Executive Officers in 2022, which is described in the “Compensation Discussion and Analysis” section, the Executive Compensation Tables and the related narrative discussion of this Proxy Statement. This approval is not intended to address any specific item or element of compensation or the compensation of any particular Executive Officer, but rather the overall compensation of Executive Officers and the philosophy, principles and policies used to determine compensation.

Stockholders were most recently asked to vote on the compensation of Nucor’s Executive Officers at the Company’s 2022 annual meeting of stockholders, and approximately 95% of stockholders present in person or represented by proxy and entitled to vote on the matter approved our Executive Officer compensation on an advisory basis.

As described in the “Compensation Discussion and Analysis” section, compensation for all employees at Nucor, including Executive Officers, is performance-based. Nucor pays for results. The executive compensation program is designed to pay above the market median when performance is outstanding and, conversely, to pay below the market median when performance is below Nucor’s peers. This is accomplished through a compensation program for Executive Officers that is balanced but highly leveraged – a significant portion of each Executive Officer’s potential compensation is variable and based on results achieved. Executive Officer compensation is earned under incentive plans that are based on Nucor’s performance and the value delivered to its stockholders. Stock ownership requirements and the design of the long-term incentives ensure that Executives Officers are significantly exposed to Nucor’s financial performance and changes in stock price, thereby aligning their interests with stockholders’ interests.

The Compensation and Executive Development Committee monitors and reviews the executive compensation program to ensure that it continues to support Nucor’s unique culture, including its ability to attract, retain and motivate its workforce. The Compensation and Executive Development Committee also regularly reviews the program to ensure that it is not reasonably likely to incentivize Executive Officers to take risks that could have a material adverse impact on Nucor. Stockholders are urged to read the “Compensation Discussion and Analysis” section, along with the Executive Compensation Tables and the related narrative discussion, which more thoroughly discuss the Company’s compensation policies and procedures. The Compensation and Executive Development Committee and the Board believe that these policies and procedures are effective in implementing the Company’s overall compensation philosophy.

This vote is an advisory vote, which means that the stockholder vote on this proposal will not be binding on Nucor, the Compensation and Executive Development Committee or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, Nucor, the Compensation and Executive Development Committee or the Board. However, the Compensation and Executive Development Committee and the Board value the opinions of Nucor’s stockholders and will carefully consider the outcome of the vote when making future compensation decisions for Executive Officers.

Vote Recommendation

The Board of Directors recommends a vote “FOR” the below advisory resolution approving the compensation paid to Nucor’s Executive Officers in 2022.

RESOLVED, that the compensation paid to Nucor’s Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis” section, the Executive Compensation Tables and the related narrative discussion included in this Proxy Statement, is hereby APPROVED.

    2023 Proxy Statement    59

PROPOSAL 4:

ADVISORY VOTE ON THE FREQUENCY OF

FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the 1934 Act, Nucor seeks your input as a stockholder regarding the frequency of future stockholder advisory votes on the compensation of our named executive officers. Nucor currently holds its say-on-pay vote every year. In voting on this proposal, you will be asked to select from the following four choices: whether the advisory vote should occur every 1, 2 or 3 years, or to abstain from voting on the matter. Our stockholders voted on a similar proposal in 2017 with the majority voting to hold the say-on-pay vote every year. We continue to believe that say-on-pay votes should be conducted every year so that our stockholders may annually express their views on our executive compensation program.

As an advisory vote, this proposal is not binding on the Company, the Board of Directors or the Compensation and Executive Development Committee. However, the Compensation and Executive Development Committee and the Board value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of conducting a say-on-pay vote. Stockholders may cast their advisory vote to conduct advisory votes on executive compensation every “1 Year,” “2 Years,” or “3 Years,” or “Abstain.” The frequency receiving the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on this proposal will be deemed by us as the frequency that has been recommended by our stockholders. If no frequency receives the foregoing vote, then we will consider the option that receives the highest number of votes cast to be the frequency recommended by stockholders.

Vote Recommendation

The Board of Directors recommends a vote in favor of a frequency of “EVERY 1 YEAR” for future advisory votes to approve named executive officer compensation.

60         2023 Proxy Statement

OTHER MATTERS

Discretionary Voting by Proxy Holders

The Board of Directors does not intend to present any matters at the Annual Meeting other than as set forth above and knows of no other matter to be brought before the meeting. However, if any other matter comes before the Annual Meeting, or any adjournment or postponement thereof, the matter may be excluded by Nucor as untimely or the persons named in the accompanying proxy card may vote such proxy on the matter as they may determine in their discretion.

Stockholder Proposals for the 2024 Annual Meeting of Stockholders

Any stockholder proposal intended to be included in Nucor’s proxy statement and form of proxy relating to the 2024 annual meeting of stockholders must be in writing and received by the Company not later than November 25, 2023. Any such stockholder proposal must also comply with Rule 14a-8 of the 1934 Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to the attention of A. Rae Eagle, Vice President and Corporate Secretary, at our principal executive offices, 1915 Rexford Road, Charlotte, North Carolina 28211, or faxed to her attention at (704) 943-7207. Pursuant to the SEC rules, submitting a proposal will not guarantee that it will be included in the Company’s proxy materials.

In addition, any stockholder proposal intended to be presented at the 2024 annual meeting of stockholders, but that will not be included in Nucor’s proxy statement and form of proxy relating to the 2024 annual meeting of stockholders, must be delivered in writing to our Corporate Secretary at the Company’s principal executive offices not later than the close of business on the 120th day before the first anniversary of the Annual Meeting nor earlier than the close of business on the 150th day before the first anniversary of the Annual Meeting. As a result, any proposals submitted by a stockholder pursuant to the provisions of Nucor’s Bylaws (other than proposals submitted pursuant to Rule 14a-8 of the 1934 Act) must be delivered not earlier than the close of business on December 13, 2023 and not later than the close of business on January 12, 2024. However, in the event that the date of the 2024 annual meeting of stockholders is more than 30 days before or more than 60 days after May 11, 2024, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of the 2024 annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Stockholder proposals must include the specified information concerning the proposal and the stockholder submitting the proposal as set forth in Nucor’s Bylaws. A copy of the Bylaws may be obtained by writing to the Company’s Corporate Secretary at Nucor Corporation, 1915 Rexford Road, Charlotte, North Carolina 28211.

Solicitation and Expenses

Nucor will bear the cost of soliciting proxies and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their proxies. Nucor has retained the services of Innisfree M&A Incorporated to assist in soliciting proxies from the Company’s stockholders for a fee of $17,500 plus reimbursement of reasonable expenses. In addition to soliciting the proxies by mail and the Internet, certain of the Company’s directors, officers and employees, without compensation, may solicit proxies personally or by telephone, facsimile and e-mail.

Delivery of Documents to Stockholders Sharing an Address

As permitted by the 1934 Act, only one copy of this Proxy Statement and the 2022 Annual Report to Stockholders, or the notice regarding the availability of proxy materials on the Internet, as applicable, is being delivered to stockholders sharing an address, unless such stockholders have notified the Company of their desire to receive multiple copies of proxy statements, annual reports or notices.

The Company will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement and the 2022 Annual Report to Stockholders, or the notice regarding the availability of proxy materials on the Internet, as applicable, to any stockholder at a shared address to which only one copy was mailed. Requests for additional

    2023 Proxy Statement    61

copies of this Proxy Statement, the 2022 Annual Report to Stockholders or the notice regarding the availability of proxy materials on the Internet and/or requests to receive multiple copies of the proxy statement, the annual report or the notice in the future should be directed to Nucor’s Corporate Secretary at our principal executive offices, 1915 Rexford Road, Charlotte, North Carolina 28211 and (704) 366-7000.

Stockholders sharing an address and currently receiving multiple copies of the proxy statement, the annual report to stockholders or the notice regarding the availability of proxy materials on the Internet may contact Nucor’s Corporate Secretary at our principal executive offices to request that only a single copy of the proxy statement, the annual report or the notice be mailed in the future.

Miscellaneous

The information referred to in this Proxy Statement under the captions “Report of the Compensation and Executive Development Committee” and “Report of the Audit Committee” (to the extent permitted under the 1934 Act) (i) shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or to the liabilities of Section 18 of the 1934 Act, except to the extent that the Company specifically requests that it be treated as “soliciting material,” and (ii) shall not be deemed to be incorporated by reference into any filing by Nucor under the 1934 Act or the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates it by reference.

By order of the Board of Directors,

Leon J. Topalian

Chair, President and Chief Executive Officer

March 24, 2023

YOUR VOTE IS VERY IMPORTANT. TO ENSURE THAT YOU WILL BE REPRESENTED AT THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY AS SOON AS POSSIBLE VIA THE INTERNET, BY TELEPHONE OR BY MAIL.

62         2023 Proxy Statement

NUCOR CORPORATION C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 10, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/NUE2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Nucor Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 10, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Nucor Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V03792-P87725-Z84436                               KEEP THIS PORTION FOR YOUR RECORD

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NUCOR CORPORATION			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Nucor’s Board of Directors recommends a vote FOR ALL NOMINEES.
1.	Election of the eight nominees as directors		☐	☐	☐
Nominees:

	01) Norma B. Clayton	05) Michael W. Lamach
	02) Patrick J. Dempsey	06) Joseph D. Rupp
	03) Christopher J. Kearney	07) Leon J. Topalian
	04) Laurette T. Koellner	08) Nadja Y. West

To cumulate your vote for one or more of the listed nominees, mark the cumulative voting box below and write in your instructions on the reverse side. The cumulative number of votes you have is 8 times the number of shares of Common Stock you owned on March 13, 2023. All your votes may be cast for a single nominee or may be distributed among any number of nominees.

Nucor’s Board of Directors recommends a vote FOR proposals 2 and 3.			For	Against	Abstain	Nucor’s Board of Directors recommends a vote in favor of 1 YEAR on proposal 4.	3 Years	2 Years	1 Year	Abstain

2. Ratification of the appointment of PricewaterhouseCoopers LLP to serve as Nucor’s independent registered public accounting firm for 2023			☐	☐	☐	4. Advisory vote on the frequency of future advisory votes on Nucor’s named executive officer compensation	☐	☐	☐	☐
3. Approval, on an advisory basis, of Nucor’s named executive officer compensation in 2022			☐	☐	☐

In their discretion, the proxy holders are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof. Each of proposals 1, 2, 3 and 4 has been proposed by Nucor Corporation.

If you wish to exercise cumulative voting, please mark the box to the right and write in your instructions on the reverse side.					☐

Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign personally. When signing as executor, administrator, attorney, trustee, guardian or other fiduciary, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in full partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting and Proxy Statement and the Annual Report are

available at www.proxyvote.com.

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V03793-P87725-Z84436

NUCOR CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Leon J. Topalian and Stephen D. Laxton, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Nucor Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Eastern Time, on May 11, 2023 via live audio webcast at www.virtualshareholdermeeting.com/NUE2023 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as directed by the stockholder(s). If no such directions are made, this proxy will be voted FOR the election of the nominees listed on the reverse side for the board of directors, FOR proposals 2 and 3, in favor of 1 YEAR on proposal 4 and in the discretion of the proxies with respect to such other business as may properly come before the meeting or any adjournment or postponement thereof. The proxy holders reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the applicable director nominees in their sole discretion.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CUMULATE

(If you noted cumulative voting instructions above, please check the corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE